Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203739

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 21, 2016)

The Korea Development Bank

US$500,000,000 Floating Rate Notes due 2020

US$500,000,000 Floating Rate Notes due 2022

US$500,000,000 2.625% Notes due 2022

Our US$500,000,000 aggregate principal amount of floating rate notes due 2020 (the “2020 Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.45% per annum, and our US$500,000,000 aggregate principal amount of floating rate notes due 2022 (the “2022 Notes”, and together with the 2020 Notes, the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.705% per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year. The first interest payment on the Floating Rate Notes will be made on May 27, 2017 in respect of the period from (and including) February 27, 2017 to (but excluding) May 27, 2017. The 2020 Notes will mature on February 27, 2020, and the 2022 Notes will mature on February 27, 2022.

Our US$500,000,000 aggregate principal amount of notes due 2022 (the “Fixed Rate Notes”) will bear interest at a rate of 2.625% per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on February 27 and August 27 of each year, beginning on August 27, 2017. The Fixed Rate Notes will mature on February 27, 2022.

All references to the “Notes” are to the 2020 Notes, the 2022 Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2020 Notes			2022 Notes			Fixed Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	100.000%	US$	500,000,000	100.000%	US$	500,000,000	99.489%	US$	497,445,000
Underwriting discount	0.300%	US$	1,500,000	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us (before deduction of expenses)	99.700%	US$	498,500,000	99.700%	US$	498,500,000	99.189%	US$	495,945,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 27, 2017.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 27, 2017.

Joint Bookrunners and Lead Managers

ANZ Securities
BofA Merrill Lynch
Citigroup
COMMERZBANK
Crédit Agricole CIB
Credit Suisse
KDB Asia

Prospectus Supplement Dated February 21, 2017

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of and for the six months ended June 30, 2015 and 2016 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 21, 2016. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-203739, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of floating rate notes due February 27, 2020 (the “2020 Notes”), US$500,000,000 aggregate principal amount of floating rate notes due February 27, 2022 (the “2022 Notes”, and together with the 2020 Notes, the “Floating Rate Notes”) and US$500,000,000 aggregate principal amount of 2.625% notes due February 27, 2022 (the “Fixed Rate Notes”). All references to the “Notes” are to the 2020 Notes, the 2022 Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The 2020 Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.45% per annum, and the 2022 Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.705% per annum, in each case payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year. The first interest payment on the Floating Rate Notes will be made on May 27, 2017, in respect of the period from (and including) February 27, 2017 to (but excluding) May 27, 2017. Interest on the Floating Rate Notes will accrue from February 27, 2017, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of 2.625% per annum, payable semi-annually in arrears on February 27 and August 27, beginning on August 27, 2017. Interest on the Fixed Rate Notes will accrue from February 27, 2017 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 27, 2017, which we expect will be the fourth business day following the date of this prospectus supplement, referred to as “T+4.” You should note that initial trading of the Notes may be affected by the T+4 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,492,945,000. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 21, 2016. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2016, we had ~~W~~146,065.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~225,559.9 billion and total equity of ~~W~~24,948.5 billion, as compared to ~~W~~140,968.3 billion of loans outstanding, ~~W~~224,460.7 billion of total assets and ~~W~~25,255.6 billion of total equity as of December 31, 2015. For the six months ended June 30, 2016, we recorded interest income of ~~W~~2,588.9 billion, interest expense of ~~W~~1,852.0 billion and net loss of ~~W~~289.6 billion, as compared to ~~W~~2,811.0 billion of interest income, ~~W~~2,028.0 billion of interest expense and ~~W~~202.3 billion of net income for the six months ended June 30, 2015.

Capitalization

As of September 30, 2016, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

September 30, 2016(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,714.6
Foreign currency borrowings	5,961.5
Won currency industrial finance bonds	86,046.1
Foreign currency industrial finance bonds	23,638.2

Total long-term debt	119,360.3

Capital:
Issued capital	17,533.1
Capital surplus	2,500.0
Capital adjustment	—
Retained earnings(4)	4,298.5
Accumulated other comprehensive income	1,433.0

Total capital	25,764.6

Total capitalization	145,124.9

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2016.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,096.30 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2016.

(3)	As of September 30, 2016, we had contingent liabilities totaling ~~W~~9,046.9 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of ~~W~~1,370.8 billion as of September 30, 2016. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Business

Government Support and Supervision

The Government contributed to our capital ~~W~~50 billion in cash in July 2016, ~~W~~247.7 billion in cash in September 2016 and ~~W~~10 billion in cash in November 2016. As of December 31, 2016, our paid-in capital was ~~W~~17,543.1 billion compared to ~~W~~17,235.4 billion as of December 31, 2015.

Selected Financial Statement Data

Recent Developments

As of September 30, 2016, we had ~~W~~142,573.4 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~218,198.2 billion and total equity of ~~W~~25,764.6 billion, as compared to ~~W~~140,968.3 billion of loans outstanding, ~~W~~224,460.7 billion of total assets and ~~W~~25,255.6 billion of total equity as of December 31, 2015, on a separate K-IFRS basis. For the nine months ended September 30, 2016, we recorded interest income of ~~W~~3,810.5 billion, interest expense of ~~W~~2,762.9 billion and net loss of ~~W~~651.1 billion, as compared to ~~W~~4,115.2 billion of interest income, ~~W~~2,970.9 billion of interest expense and ~~W~~21.1 billion of net income for the nine months ended September 30, 2015, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2015 and 2016 and as of December 31, 2015 and September 30, 2016, which has been derived from our unaudited separate financial statements as of December 31, 2015 and September 30, 2016 and for the nine months ended September 30, 2015 and 2016 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2015	2016
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	4,115.2	3,810.5
Total Interest Expenses	2,970.9	2,762.9
Net Interest Income	1,144.3	1,047.6
Operating Income (Expenses)	801.9	(375.3)
Net Income (Loss)	21.1	(651.1)

	As of December 31, 2015	As of September 30, 2016
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	140,968.3	142,573.4
Total Borrowings(2)	182,852.1	175,601.3
Total Assets	224,460.7	218,198.2
Total Liabilities	199,205.1	192,433.6
Equity	25,255.6	25,764.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2016

For the nine months ended September 30, 2016, we had net loss of ~~W~~651.1 billion compared to net income of ~~W~~21.1 billion for the nine months ended September 30, 2015, on a separate K-IFRS basis.

Principal factors for the net loss of ~~W~~651.1 billion for the nine months ended September 30, 2016 compared to the net income of ~~W~~21.1 billion in the corresponding period of 2015 included:

•

an increase in provision for loan losses to ~~W~~2,169.3 billion in the nine months ended September 30, 2016 from ~~W~~838.5 billion in the corresponding period of 2015, primarily due to increased provisions for loan losses relating to exposure to Daewoo Shipbuilding & Marine Engineering (“DSME”) and STX Offshore & Shipbuilding Co., Ltd. following the downgrading of the classification of our exposure to (i) DSME to precautionary from normal and (ii) STX Offshore & Shipbuilding to expected loss from substandard, following our evaluation of such companies’ financial conditions (including significant increases in their liabilities) and operating results (including significant amounts of operating losses); and

•

an increase in provision for acceptances and guarantees to ~~W~~562.7 billion in the nine months ended September 30, 2016 from ~~W~~23.2 billion in the corresponding period of 2015, primarily due to an increase in guarantees as well as a decrease in guarantee quality (including the quality of guarantees extended to DSME and STX Offshore & Shipbuilding).

The above factors were partially offset by (i) an increase in dividend income to ~~W~~1,117.9 billion in the nine months ended September 30, 2016 from ~~W~~516.7 billion in the corresponding period of 2015, primarily due to increased dividends from investments in associates (including Korea Electric Power Corporation) and (ii) an increase in net gain on disposal of non-current assets held for sale to ~~W~~533.5 billion in the nine months ended September 30, 2016 from ~~W~~0 billion in the corresponding period of 2015, primarily due to gains from the sale of our equity interest in KDB Daewoo Securities and KDB Asset Management in April 2016.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hanjin Shipping Co., Ltd., Daehan Shipbuildng Co., Ltd. and STX Heavy Industries Co., Ltd. As of September 30, 2016, our credit extended to these companies totaled ~~W~~16,096.7 billion, accounting for 7.4% of our total assets as of such date.

As of September 30, 2016, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~7,870.1 billion from ~~W~~6,485.3 billion as of December 31, 2015, primarily due to the extension of new guarantees. As of September 30, 2016, our exposure to STX Offshore & Shipbuilding was ~~W~~3,325.2 billion, a decrease from ~~W~~4,876.5 billion as of December 31, 2015, primarily due to a decrease in guarantees. As of September 30, 2016, our exposure to Dongbu Steel decreased to ~~W~~1,361.1 billion from ~~W~~1.407.7 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of September 30, 2016, our exposure to Hanjin Heavy Industries and Construction decreased slightly to ~~W~~1,197.8 billion from ~~W~~1,216.5 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of September 30, 2016, our exposure to Hanjin Shipping decreased to ~~W~~1,045.5 billion from ~~W~~1,117.0 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of September 30, 2016, our exposure to Daehan Shipbuilding decreased to ~~W~~824.7 billion from ~~W~~1,453.4 billion as of December 31, 2015, primarily due to a decrease in guarantees. As of September 30, 2016, our exposure to STX Heavy Industries decreased to ~~W~~472.0 billion from ~~W~~538.3 billion as of December 31, 2015, primarily due to a decrease in guarantees.

As of September 30, 2016, we established provisions of ~~W~~655.2 billion for our exposure to DSME, ~~W~~2,527.0 billion for STX Offshore & Shipbuilding, ~~W~~138.0 billion for Dongbu Steel, ~~W~~84.2 billion for Hanjin Heavy Industries and Construction, ~~W~~529.7 billion for Hanjin Shipping, ~~W~~44.8 billion for Daehan Shipbuidling and ~~W~~250.8 billion for STX Heavy Industries.

STX Offshore & Shipbuilding filed for court receivership in May 2016 and executed debt for equity swaps with their creditors, including us, in December 2016 under a rehabilitation plan through which we increased our equity interest to 44.6% and became its largest shareholder. In August 2016, STX Heavy Industries filed for court receivership, and in January 2017, the Seoul Central District Court approved its rehabilitation plan, which includes debt for equity swaps. The remaining troubled companies (including STX Corporation and STX Engine) are in voluntary out-of-court debt restructuring programs with their creditors.

In May 2016, Hanjin Shipping, Korea’s largest container operator, submitted itself to joint management with us, as its largest creditor, and other creditors in an effort to revive itself from financial difficulties. In August 2016, we and the other creditors rejected Hanjin Shipping’s last funding plan, and Hanjin Shipping entered into court receivership in September 2016 and was declared bankrupt in February 2017. In July 2016, Hyundai Merchant Marine executed a debt for equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine with a 14% equity interest.

In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt for equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap.

In January 2016, the prosecutors’ office of Korea began investigating allegations of mismanagement and accounting irregularities at DSME, including our dealings with and oversight of DSME. Concurrent with the prosecutors’ investigation, in June 2016, the Board of Audit and Inspection, the audit agency of the Government, submitted to financial regulators its reports showing DSME had overstated its operating profit in 2013 and 2014 and criticized us, as the lead creditor bank and largest shareholder of DSME, for alleged mismanagement and loose oversight of DSME, which allegedly led to the failure to uncover the alleged accounting irregularities contributing to further losses at DSME. In December 2016, the prosecutors indicted our former chief executive officer, who had served from 2011 to 2013, for alleged malpractice, bribery and abuse of power. Although we believe our dealings regarding DSME were carried out in compliance with relevant guidelines and procedures, we cannot predict whether the outcome of the investigation by the prosecutors into DSME may be adverse to us. In addition, further investigations may be launched by other governmental authorities with respect to our dealings with DSME, including those by our other former officers. An adverse determination by the prosecutors or other governmental authorities may result in regulatory sanctions and/or financial penalties as well as reputational harm to us.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the nine months ended September 30, 2016, we sold non-performing loans worth ~~W~~747.5 billion to Cyrus Capital Partners, Eugene Asset Management and UAMCO Ltd.

Results of Operations

The following tables present selected separate financial information as of December 31, 2015 and June 30, 2016 and for the six months ended June 30, 2015 and 2016, which has been derived from our unaudited separate financial statements as of December 31, 2015 and June 30, 2016 and for the six months ended June 30, 2015 and 2016 prepared in accordance with Korean IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2015	2016
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,811.0	2,588.9
Total Interest Expenses	2,028.0	1,852.0
Net Interest Income	783.0	736.9
Operating Income (Expenses)	566.3	(842.6)
Net Income (Loss)	202.3	(289.6)

	As of December 31, 2015	As of June 30, 2016
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	140,968.3	146,065.2
Total Borrowings(2)	182,852.1	181,106.2
Total Assets	224,460.7	225,559.9
Total Liabilities	199,205.1	200,611.4
Equity	25,255.6	24,948.5

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2016

For the six months ended June 30, 2016, we had net loss of ~~W~~289.6 billion compared to net income of ~~W~~202.3 billion for the six months ended June 30, 2015, on a separate basis.

Principal factors for the net loss of ~~W~~289.6 billion in the first half of 2016 compared to the net income of ~~W~~202.3 billion in the corresponding period of 2014 included:

•

an increase in provision for loan losses to ~~W~~2,093.3 billion in the six months ended June 30, 2016 from ~~W~~697.8 billion in the corresponding period of 2015, primarily due to increased provisions for loan losses relating to exposure to Daewoo Shipbuilding & Marine Engineering (“DSME”) and STX Offshore & Shipbuilding Co., Ltd. following the downgrading of the classification of our exposure to (i) DSME to precautionary from normal and (ii) STX Offshore & Shipbuilding to expected loss from substandard, following our evaluation of such companies’ financial conditions (including significant increases in their liabilities) and operating results (including significant amounts of operating losses); and

•

an increase in provision for acceptances and guarantees to ~~W~~630.7 billion in the six months ended June 30, 2016 from ~~W~~27.9 billion in the corresponding period of 2015, primarily due to an increase in guarantees as well as a decrease in guarantee quality (including the quality of guarantees extended to DSME and STX Offshore & Shipbuilding).

The above factors were partially offset by (i) an increase in dividend income to ~~W~~1,017.6 billion in the six months ended June 30, 2016 from ~~W~~430.9 billion in the corresponding period of 2015, primarily due to increased dividends from investments in associates (including Korea Electric Power Corporation) and (ii) an increase in net gain on disposal of non-current assets held for sale to ~~W~~533.5 billion in the six months ended June 30, 2016 from ~~W~~0 billion in the corresponding period of 2015, primarily due to gains from the sale of our equity interest in KDB Daewoo Securities and KDB Asset Management in April 2016.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2016, we established provisions of ~~W~~5,533.6 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2016, we have provided loans of ~~W~~4,752.5 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~243.6 billion following debt-equity swaps. As of June 30, 2016, we had established provisions of ~~W~~3,269.6 billion for possible loan losses for such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2016(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	133,032.4	~~W~~	348.8
	Precautionary		5,953.1		808.4
	Substandard		2,452.4		976.4
	Doubtful		775.3		462.3
	Expected Loss		3,852.0		2,937.7

	Total	~~W~~	146,065.2	~~W~~	5,533.6

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of June 30, 2016, our non-performing loans totaled ~~W~~7,079.7 billion, representing 4.8% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2016, our legal reserve was ~~W~~3,578.8 billion, representing 2.5% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding Co., Ltd., Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hanjin Shipping Co., Ltd., Daehan Shipbuildng Co., Ltd. and STX Heavy Industries Co., Ltd. As of June 30, 2016, our credit extended to these companies totaled ~~W~~17,704.5 billion, accounting for 7.8% of our total assets as of such date.

As of June 30, 2016, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~7,736.0 billion from ~~W~~6,485.3 billion as of December 31, 2015, primarily due to the extension of new guarantees. As of June 30, 2016, our exposure to STX Offshore & Shipbuilding was ~~W~~3,557.4 billion, a decrease from ~~W~~4,876.5 billion as of December 31, 2015, primarily due to a decrease in guarantees. As of June 30, 2016, our exposure to Dongbu Steel decreased to ~~W~~1,382.6 billion from ~~W~~1.407.7 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of June 30, 2016, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,147.5 billion from ~~W~~1,216.5 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of June 30, 2016, our exposure to Hanjin Shipping decreased to ~~W~~1,075.1 billion from ~~W~~1,117.0 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of June 30, 2016, our exposure to Daehan Shipbuilding decreased to ~~W~~977.5 billion from ~~W~~1,453.4 billion as of December 31, 2015, primarily due to a decrease in guarantees. As of June 30, 2016, our exposure to STX Heavy Industries decreased to ~~W~~534.8 billion from ~~W~~538.3 billion as of December 31, 2015, primarily due to a decrease in guarantees.

As of June 30, 2016, we established provisions of ~~W~~899.5 billion for our exposure to DSME, ~~W~~2,683.3 billion for STX Offshore & Shipbuilding, ~~W~~157.4 billion for Dongbu Steel, ~~W~~128.8 billion for Hanjin Heavy Industries and Construction, ~~W~~665.2 billion for Hanjin Shipping, ~~W~~68.8 billion for Daehan Shipbuidling and ~~W~~256.0 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2016, we sold non-performing loans worth ~~W~~636.8 billion to Cyrus Capital Partners and Eugene Asset Management.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2016:

Loans(1)

	June 30, 2016
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	51,339.6
Foreign currency(2)		8,907.0

Working Capital Loans:
Domestic currency(3)		50,126.2
Foreign currency(2)		6,324.9

Other Loans(4)		29,367.5

Total loans	~~W~~	146,065.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~10,420.8 billion as of June 30, 2016. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2016, we had ~~W~~146,065.2 billion in outstanding loans, which represents a 3.6% increase from ~~W~~140,968.3 billion of outstanding loans as of December 31, 2015.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2016		As % of June 30, 2016 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	44,970.3	38.5%
Loans with remaining maturities of more than one year		71,727.4	61.5

Total	~~W~~	116,697.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2016:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2016		As % of June 30, 2016 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	57,613.8	49.4%
Banking and Insurance		24,905.9	21.3
Transportation		6,876.8	5.9
Public Administration		861.3	0.7
Electric, Gas and Water Supply Industry		3,224.0	2.8
Others(2)		23,215.9	19.9

Total	~~W~~	116,697.7	100.0%

Percentage increase from December 31, 2015		1.2%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 49.4% of our outstanding equipment capital and working capital loans as of June 30, 2016. As of June 30, 2016, loans to transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 21.0% and 13.1%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2016, accounting for 4.8% of our outstanding equipment capital and working capital loans. As of June 30, 2016, our five largest borrowers and 20 largest borrowers accounted for 12.8% and 26.6%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2016 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2016 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	48.1%
Manufacturing	39.6
Publication, Broadcasting and Telecommunication	4.1
Transportation	3.5
Public Administration	1.9
Others .	2.8

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2016:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2016%			June 30, 2016%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	43,749.9	72.6%	~~W~~	36,296.3	64.3%
On-lending loans		4,997.9	8.3		9,613.4	17.0
Foreign currency loans		6,059.8	10.1		1,183.8	2.1
Loan currency loans denominated in foreign currencies		97.4	0.2		93.6	0.2
Offshore loans in foreign currencies		1,087.7	1.8		3,584.6	6.4
Government fund loans		362.3	0.6		—	—
Overdraft		—	—		411.9	0.7
Others(1)		3,891.6	6.4		5,267.5	9.3

Total	~~W~~	60,246.6	100.0%	~~W~~	56,451.1	100.0%

(1)	Includes loans on households, special purpose fund loans, loans through on-lending, interbank loans, call loans and other loans.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2016:

	June 30, 2016
	(billions of won)
Acceptances	~~W~~	764.4
Guarantees on local borrowing		824.0
Guarantees on foreign borrowing		7,553.5
Letter of guarantee for importers		62.4

Total	~~W~~	9,204.3

Investments

Our equity investments, on a fair value basis, decreased to ~~W~~33,404.0 billion as of June 30, 2016 from ~~W~~35,696.8 billion as of December 31, 2015.

As of June 30, 2016, the fair value basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation amounted to approximately 28% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a fair value basis as of June 30, 2016:

Equity Investments

	Fair Value as of June 30, 2016
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,060.0
Construction		1,013.0
Banking and Insurance		9,082.9
Real Estate Business		2,647.2
Manufacturing		867.0
Transportation		1,067.7
Others		666.2

Total	~~W~~	33,404.0

As of June 30, 2016, we held total equity investments, on a fair value basis, of ~~W~~1,108.3 billion in three of our five largest borrowers and ~~W~~2,844.7 billion in five of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2016, the aggregate value of our equity investments accounted for approximately 107% of their aggregate cost basis.

Other Activities

As of June 30, 2016, we held in trust cash and other assets totaling ~~W~~31,440.6 billion, and we generated in the first half of 2016 trust fee income equaling ~~W~~79.6 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2016:

Type of Funds Borrowed	As of June 30, 2016
	(billions of won)
General purpose	~~W~~	364.4
Special purpose		7,613.8

Total	~~W~~	7,978.2

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2016:

Outstanding Balance	As of June 30, 2016
	(billions of won)
Denominated in Won	~~W~~	86,756.8
Denominated in other currencies		25,865.2

Total	~~W~~	112,622.0

As of June 30, 2016, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2016) was ~~W~~128,693.7 billion, equal to 19.3% of our authorized amount under the KDB Act, which was ~~W~~665,549.9 billion.

Foreign Currency Borrowings

As of June 30, 2016, the outstanding amount of our foreign currency borrowings was US$11.8 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~12,883.9 billion as of June 30, 2016 from ~~W~~11,904.9 billion as of December 31, 2015.

Deposits

As of June 30, 2016, demand deposits held by us totaled ~~W~~1,890.3 billion and time and savings deposits held by us totaled ~~W~~34,988.1 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2016:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)(2)(3)	2016		2017		2018		2019		2020		Thereafter
	(billions of won)
Won	~~W~~	19,911.6	~~W~~	33,509.9	~~W~~	14,733.8	~~W~~	6,791.5	~~W~~	1,228.4	~~W~~	18,551.5
Foreign		11,257.2		8,688.8		7,735.7		2,462.2		2,406.4		7,826.8

Total Won Equivalent	~~W~~	31,168.8	~~W~~	42,198.7	~~W~~	22,469.5	~~W~~	9,253.7	~~W~~	3,634.8	~~W~~	26,378.3

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2016, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Financial Statements and the Auditors

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2016 (Unaudited) and December 31, 2015

(In millions of won)	Notes	June 30, 2016		December 31, 2015
Assets
Cash and due from banks	4,44,45,48	~~W~~	3,612,237	4,878,778
Financial assets held for trading	5,44,45,48		2,042,512	1,780,734
Available-for-sale financial assets	6,37,44,45,48		38,345,618	41,291,619
Held-to-maturity financial assets	7,44,45,48		16,560	28,560
Loans	8,44,45,48		140,520,786	136,789,649
Derivative financial assets	9,44,45,46,48		6,518,253	5,757,756
Investments in subsidiaries and associates	10,47		24,668,595	25,167,835
Property and equipment, net	11,47		572,058	587,911
Investment property, net	12,47		81,799	75,921
Intangible assets, net	13,47		63,349	74,196
Deferred tax assets	35		34,984	33,798
Current tax assets			43,003	151,744
Other assets	14,44,45,48		9,040,170	6,003,096
Non-current assets held for sale	15		—	1,839,114

Total assets		~~W~~	225,559,924	224,460,711

Liabilities
Financial liabilities designated at fair value through profit or loss	16,44,45,48	~~W~~	1,899,233	1,622,618
Deposits	17,44,45,48		41,296,992	39,934,892
Borrowings	18,44,45,48		25,041,721	24,400,590
Debentures	19,44,45,48		112,868,284	116,894,020
Derivative financial liabilities	9,44,45,46,48		5,711,265	5,642,363
Defined benefit liabilities	20		73,497	53,360
Provisions	21		1,441,711	744,883
Deferred tax liabilities	35		1,331,454	1,549,234
Current tax liabilities			67	7,426
Other liabilities	22,44,45,48		10,947,167	8,355,699

Total liabilities			200,611,391	199,205,085

Equity
Issued capital	23		17,235,399	17,235,399
Capital surplus	23		2,501,439	2,501,439
Accumulated other comprehensive income	23		551,738	569,190
Retained earnings	23		4,659,957	4,949,598
(Regulatory reserve for loan losses of ~~W~~1,370,828 million as of June 30, 2016 and December 31, 2015)
(Non-accumulated reserve for loan losses of ~~W~~0 as of June 30, 2016 and December 31, 2015)
(Obligated amount of provision for regulatory reserve for loan losses of ~~W~~1,089,383 million and ~~W~~0 as of June 30, 2016 and December 31, 2015, respectively)
(Planned regulatory reserve for loan losses of ~~W~~1,089,383 million and ~~W~~0 as of June 30, 2016 and December 31, 2015, respectively)

Total equity			24,948,533	25,255,626

Total liabilities and equity		~~W~~	225,559,924	224,460,711

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income (Loss)

Three-month and six-month periods ended June 30, 2016 and 2015 (Unaudited)

		June 30, 2016			June 30, 2015
(In millions of won, except earnings per share information)	Notes	Three- month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	24	~~W~~	1,273,249	2,588,862	1,348,986	2,810,973
Interest expense	24		(903,969)	(1,852,047)	(969,894)	(2,027,975)

Net interest income	47		369,280	736,815	379,092	782,998

Net fees and commission income	25		105,386	202,843	150,277	259,729
Dividend income	26		66,452	1,017,623	102,995	430,871
Net gain (loss) on financial assets held-for-trading	27		1,409	898	(11,295)	(4,116)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	28		(20,858)	(40,156)	43,288	4,075
Net gain on available-for-sale financial assets	29		416,374	244,795	144,942	124,020
Net gain (loss) on derivatives	30		3,493	181,474	(56,408)	(49,486)
Net foreign currency transaction gain (loss)	31		(21,236)	(201,056)	42,097	144,969
Other operating loss, net	32		(497,029)	(590,717)	(143,095)	(117,896)

Non-interest income, net	47		53,991	815,704	272,801	792,166

Provision for loan losses	8,47		1,341,493	2,093,294	467,595	697,732

General and administrative expenses	33,47		154,460	301,810	171,698	311,088

Operating income (loss)	47		(1,072,682)	(842,585)	12,600	566,344

Impairment loss on investments in subsidiaries and associates	10		(163,738)	(163,738)	(301,441)	(301,441)
Other non-operating income	34		534,416	535,208	341	3,311
Other non-operating expense	34		(807)	(2,446)	(1,798)	(2,572)

Non-operating income (expense), net			369,871	369,024	(302,898)	(300,702)

Profit (loss) before income taxes			(702,811)	(473,561)	(290,298)	265,642

Income tax expense (benefit)	35		(133,448)	(183,920)	(36,734)	63,317

Profit (loss) for the period	23		(569,363)	(289,641)	(253,564)	202,325

(Profit (loss) for the period adjusted for regulatory reserve for loan losses: (-)~~W~~1,490,913 million and (-)~~W~~1,379,024 million for the three-month and six-month periods ended June 30, 2016, respectively; (-)~~W~~101,426 million and ~~W~~80,930 million for the three-month and six-month periods ended June 30, 2015, respectively)

Other comprehensive income (loss) for the period, net of tax	23
Items that are or may be reclassified subsequently to profit or loss:
Valuation loss on available-for-sale financial assets, net			(168,675)	(13,352)	(188,685)	(35,482)
Exchange differences on translation of foreign operations			9,816	652	7,296	6,884
Valuation gain (loss) on cash flow hedge			(2,371)	(4,752)	3,634	(7,667)

			(161,230)	(17,452)	(177,755)	(36,265)

Total comprehensive income (loss) for the period		~~W~~	(730,593)	(307,093)	(431,319)	166,060

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	36	~~W~~	(165)	(84)	(74)	63

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2016 and 2015 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2015	~~W~~	15,180,399	2,522,869	—	818,422	6,890,913	25,412,603
Profit for the period		—	—	—	—	202,325	202,325
Changes in valuation loss on available-for-sale financial assets		—	—	—	(35,482)	—	(35,482)
Changes in exchange differences on translation of foreign operations		—	—	—	6,884	—	6,884
Changes in valuation loss on cash flow hedge		—	—	—	(7,667)	—	(7,667)

Total comprehensive income for the period		—	—	—	(36,265)	202,325	166,060

Paid in capital increase		2,000,000	—	(9,668)	—	—	1,990,332
Dividends		—	—	—	—	(46,179)	(46,179)

Transaction with owners		2,000,000	—	(9,668)	—	(46,179)	1,944,153

Balance at June 30, 2015	~~W~~	17,180,399	2,522,869	(9,668)	782,157	7,047,059	27,522,816

Balance at January 1, 2016	~~W~~	17,235,399	2,501,439	—	569,190	4,949,598	25,255,626
Loss for the period		—	—	—	—	(289,641)	(289,641)
Changes in valuation loss on available-for-sale financial assets		—	—	—	(13,352)	—	(13,352)
Changes in exchange differences on translation of foreign operations		—	—	—	652	—	652
Changes in valuation loss on cash flow hedge		—	—	—	(4,752)	—	(4,752)

Total comprehensive loss for the period		—	—	—	(17,452)	(289,641)	(307,093)

Balance at June 30, 2016	~~W~~	17,235,399	2,501,439	—	551,738	4,659,957	24,948,533

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2016 and 2015 (Unaudited)

(In millions of won)	Notes	2016		2015
Cash flows from operating activities
Profit (loss) for the period		~~W~~	(289,641)	202,325
Adjustments for:
Income tax expense (benefit)	35		(183,920)	63,317
Interest income	24		(2,588,862)	(2,810,973)
Interest expense	24		1,852,047	2,027,975
Dividend income	26		(1,017,623)	(430,871)
Loss on valuation of financial assets held for trading	27		706	3,595
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	28		40,890	(3,821)
Gain on disposal of available-for-sale financial assets	29		(330,944)	(174,138)
Impairment loss on available-for-sale financial assets	29		86,149	50,118
Loss (gain) on valuation of derivatives	30		(599,903)	145,807
Net loss (gain) on fair value hedged items	30		666,093	(130,229)
Loss (gain) on foreign exchange translations	31		144,536	(124,937)
Loss (gain) on disposal of investments in subsidiaries and associates	32		(443,073)	19,582
Impairment loss on investments in subsidiaries and associates	10		163,738	301,441
Provision for loan losses	8		2,093,294	697,732
Increase of provision for payment guarantees	21,32		630,686	27,909
Increase of provision for unused commitments	21,32		118,230	4,737
Increase (reversal) of financial guarantee provision	21,32		(35,942)	3,474
Increase (reversal) of provision for possible losses from lawsuits	21,32		(1,333)	2,780
Increase of other provision	21,32		3,743	—
Defined benefit costs	20,33		20,217	16,729
Depreciation of property and equipment	11,33		16,693	16,352
Gain on disposal of non-current assets held for sale	34		(533,529)	—
Loss (gain) on disposal of property and equipment	34		50	(35)
Depreciation of investment property	12,34		870	744
Amortization of intangible assets	13,33		14,130	14,825
Other operating loss, net			119,516	1,392
Loss on redemption of debentures			42	413

			236,501	(276,082)

Changes in operating assets and liabilities:
Due from banks			967,906	144,964
Financial assets held for trading			(196,499)	(199,964)
Loans			(2,041,001)	(3,285,705)
Derivative financial assets			(166,865)	1,314,701
Other assets			(3,098,511)	(1,896,512)
Financial liabilities designated at fair value through profit or loss			235,725	389,187
Deposits			1,340,104	2,115,676
Derivative financial liabilities			68,902	(1,487,030)
Defined benefit liabilities			(80)	(10,383)
Other liabilities			2,566,179	3,121,797

			(324,140)	206,731

Income taxes received (paid)			71,907	(283,628)
Interest received			2,467,657	2,700,633
Interest paid			(1,804,775)	(1,994,322)
Dividends received			1,005,694	430,871

Net cash provided by operating activities		~~W~~	1,363,203	986,528

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2016 and 2015 (Unaudited)

(In millions of won)	Notes	2016		2015
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	16,367,973	19,548,540
Acquisition of available-for-sale financial assets	6		(13,157,451)	(15,198,976)
Redemption of held-to-maturity financial assets	7		11,929	16
Acquisition of held-to-maturity financial assets	7		—	(11,203)
Disposal of property and equipment	11		951	86
Acquisition of property and equipment	11		(8,435)	(62,242)
Disposal of intangible assets	13		252	1
Acquisition of intangible assets	13		(3,541)	(5,680)
Disposal of investments in subsidiaries and associates			1,000,020	525,545
Acquisition of investments in subsidiaries and associates			(232,986)	(550,691)
Disposal of non-current assets held for sale			2,372,643	—

Net cash provided by investing activities			6,351,355	4,245,396

Cash flows from financing activities
Proceeds from borrowings			20,646,332	19,742,646
Repayment of borrowings			(20,055,572)	(23,356,847)
Proceeds from issuance of debentures			34,921,724	16,205,642
Repayment of debentures			(39,677,132)	(20,166,612)
Dividends paid			—	(46,179)
Stock issuance costs			—	(9,668)

Net cash used in financing activities			(4,164,648)	(7,631,018)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			(9,474)	119,848

Net increase (decrease) in cash and cash equivalents			3,540,436	(2,279,246)

Cash and cash equivalents at beginning of the period			6,020,879	9,019,914

Cash and cash equivalents at end of the period	42	~~W~~	9,561,315	6,740,668

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with the Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,235,399 million with 3,447,079,768 shares of issued and outstanding as of June 30, 2016 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2016 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	81	9	5	8	104

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2016 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2016. Application of these amendment and improvements would not have a material impact on its financial statements.

•	Amendment to K-IFRS 1001 Presentation of Financial Statements

•	K-IFRS 1027 Separate Financial Statements

•	K-IFRS 1016 Property, plant and equipment, and K-IFRS 1038 Intangible assets: Amortization based on revenue

•

K-IFRS 1110 Consolidated Financial Statements, K-IFRS 1028 Investments in Associates and Joint Arrangements, and K-IFRS 1112 Disclosure of Interests in Other Entities: Exception to consolidation for investment entities

•	K-IFRS 1111 Joint Agreements

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

2. Basis of Preparation, Continued

The list above does not include some other amendments, but such amendments do not have a material impact on the Bank’s financial statements.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2016, and the Bank has not early adopted them.

K-IFRS 1109 Financial Instruments

K-IFRS 1109 Financial Instruments replaces the existing guidance in K-IFRS 1039 Financial Instruments: Recognition and Measurement. The main requirements of K-IFRS 1109 are that financial assets are classified and measured on the basis of the holder’s business model and the instrument’s contractual cash flow characteristic, that the impairments of financial assets are recognized using expected credit loss model, and that the scope of eligible hedged items and hedging instruments is extended in applying hedge accounting. K-IFRS 1109 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

K-IFRS 1115 Revenue from Contracts with Customers

K-IFRS 1115 Revenue from Contracts with Customers replaces the existing guidance in K-IFRS 1011

Construction Contracts, K-IFRS 1018 Revenue, K-IFRS 2113 Customer Loyalty Programmes, K-IFRS 2115 Agreements for the Construction of Real Estate, K-IFRS 2118 Transfers of Assets from Customers and K-IFRS 2031 Revenue—Barter Transactions Involving Advertising Services. The core principle of K-IFRS 1115 is that an entity shall recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. K-IFRS 1115 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

2. Basis of Preparation, Continued

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognised and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Provisions for credit losses (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment). Financial assets that are not individually significant assess objective evidence of impairment individually or collectively. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

2. Basis of Preparation, Continued

Provisions for credit losses are measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Individual assessment of impairment losses is calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

A methodology based on historical loss experience is used to estimate inherent incurred loss on groups of assets for collective assessment of impairment. Such methodology incorporates factors such as type of collateral, product and borrowers, credit rating, loss emergence period, recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognized to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities,

iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. In order to perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 Separate Financial Statements and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, assets are analysed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is considered to be impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidence that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state of high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight line method over time.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Non-current assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. In order to be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as non-current assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized in accordance with K-IFRS 1036 Impairment of Assets.

A non-current asset that is classified as held for sale or part of a disposal group classified as held for sale is not depreciated (or amortized).

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity similar to the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS 1018 Revenue

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(20) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(21) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(22) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 Financial Instrument: Recognition and Measurement is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(23) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(24) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(25) Accounting for trust accounts

The Bank, for the purpose of financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

3. Significant Accounting Policies, Continued

(26) Regulatory reserve for loan losses

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and records the equal amount as a reserve for loan loss.

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the surplus is to be reversed. Furthermore, in the case that undisposed deficit exists, reserves for loan loss is saved from the time the undisposed deficit is disposed.

(27) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate comprehensive statement of income. Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(28) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Cash	~~W~~	69,162	72,512
Due from banks in Korean won:
Due from Bank of Korea		540,450	1,367,960
Other due from banks in Korean won		1,005	896

		541,455	1,368,856

Due from banks in foreign currencies/off-shores		3,001,732	3,437,522
Provisions		(112)	(112)

	~~W~~	3,612,237	4,878,778

(2)	Restricted due from banks as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Reserve deposit	~~W~~	486,232	1,113,981
Others		168,882	142,058

	~~W~~	655,114	1,256,039

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	3,755	7,288
Beneficiary certificates		1,445	—

		5,200	7,288

Debt securities:
Government and public bonds		1,397,262	1,120,203
Financial bonds		439,359	588,003

		1,836,621	1,708,206

		1,841,821	1,715,494

Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		2,266	—
Debt securities		198,425	65,240

		200,691	65,240

	~~W~~	2,042,512	1,780,734

(2)	Details of debt securities in financial assets held for trading as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,381,000	1,398,901	1,397,262
Financial bonds in Korean won		440,000	439,219	439,359
Debt securities in foreign currencies/off-shores		197,956	197,487	198,425

	~~W~~	2,018,956	2,035,607	2,035,046

	December 31, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,109,000	1,122,670	1,120,203
Financial bonds in Korean won		590,000	588,684	588,003
Debt securities in foreign currencies/off-shores		64,706	63,673	65,240

	~~W~~	1,763,706	1,775,027	1,773,446

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	9,889,764	9,449,465
Beneficiary certificates		5,766,082	6,435,675
Others		246,808	172,400

		15,902,654	16,057,540

Debt securities:
Government and public bonds		2,015,024	1,749,734
Financial bonds		5,727,167	6,218,681
Corporate bonds		11,057,825	13,146,033

		18,800,016	21,114,448

		34,702,670	37,171,988

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		305,959	421,137
Debt securities		3,316,387	3,698,494

		3,622,346	4,119,631

Loaned available-for-sale financial assets:
Debt securities		20,602	—

	~~W~~	38,345,618	41,291,619

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~7,085,825 million and ~~W~~7,340,684 million as of June 30, 2016 and December 31, 2015, respectively.

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	41,291,619	38,160,025
Acquisition		13,157,451	15,198,976
Disposal		(16,035,416)	(19,359,962)
Change due to amortization		(21,443)	(9,970)
Unrealized change in fair value recorded in equity		3,589	(46,809)
Impairment loss		(86,169)	(84,708)
Reversal of impairment loss		20	34,590
Reclassification		11,541	(57,093)
Foreign exchange differences		(3,296)	69,819
Others(*1)		27,722	1,319,444

Ending balance	~~W~~	38,345,618	35,224,312

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

6. Available-for-Sale Financial Assets, Continued

(*1)	For the period ended June 30, 2016, others represents the increase in available-for-sale equity securities acquired from TSM TECH Co., Ltd., Shin Kwang Industrial Co., Ltd. and ADM21 Co., Ltd. as a part of the rehabilitation plan based on the Debtor Rehabilitation and Bankruptcy Act, and available-for-sale equity securities acquired from Great New wave Coming Co., Ltd., Barun Electronics Co., Ltd. Phoenix Materials Co., Ltd. and others after exercising conversion rights of the convertible bonds. For the period ended June 30, 2015, others represents Korea Land & Housing Corporation’s equity securities amounting to ~~W~~1,200,000 million contributed from the government, available-for-sale equity securities acquired from Nexolon Company Limited, Chinhung International Inc. as a result of debt-to-equity swap decision of the Creditor Financial Institutions Committee, based upon the Corporate Restructuring Promotion Act, and available-for-sale equity securities acquired from Seobu T&D Co., Ltd., SEEGENE Ind. after exercising conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
Company	Number of shares	Carrying amount		Restricted period
Kukje Machinery Co., Ltd.	3,492,000	~~W~~	10,504	Undecided
Kumho Tire Co., Inc.	21,339,320		203,791	Undecided
Taihan Electric Wire Co., Ltd.	15,516,000		34,446	Until October 19, 2016
Asiana Airlines Inc.	12,200,000		53,314	Undecided
Ajin P & P Co., Ltd.	516,270		5,376	Undecided
Young Gwang Stainless Co., Ltd.	413,000		496	Until December 31, 2016
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Hanchang Paper Co., Ltd.	3,204,600		3,349	Until December 31, 2016
Samho International Co., Ltd.	183,000		2,846	Until December 31, 2016
Oriental Precision & Engineering Co., Ltd.	8,498,343		16,274	Until December 31, 2016
Jaeyoung Solutec Co., Ltd.	1,962,000		6,278	Until December 31, 2017
Chinhung International Inc.	13,113,200		26,226	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		346	Until December 31, 2016
Cosmotech Co., Ltd.	11,768,000		2,789	Until December 31, 2016
Hyundai Cement Co., Ltd.(*1)	2,929,617		107,810	Until December 31, 2016
GMP Co., Ltd.(*2)	2,078,400		14,092	Until December 31, 2017
Osung LST Co., Ltd.(*3)	17,290,267		20,575	Until December 31, 2017

	115,990,302	~~W~~	508,513

(*1)	The number of shares has increased after the decision of debt-to-equity swap for the period ended June 30, 2016.
(*2)	The number of shares has decreased after the decision of capital reduction for the period ended June 30, 2016.
(*3)	The equity securities are reclassified from investments in subsidiaries and associates to available-for-sale financial assets for the period ended June 30, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

6. Available-for-Sale Financial Assets, Continued

	December 31, 2015
Company	Number of shares	Carrying amount		Restricted period
Kukje Machinery Co., Ltd.	3,492,000	~~W~~	10,134	Until December 31, 2016
Kumho Tire Co., Inc.	21,339,320		143,614	Undecided
Taihan Electric Wire Co., Ltd.	19,658,200		45,017	Until October 20, 2016
Jaeyoung Solutec Co., Ltd.	1,962,000		5,386	Until December 31, 2017
Hyundai Cement Co., Ltd.	1,433,800		15,752	Until December 31, 2016
Dongbu Corporation	869,141		8,013	Until March 4, 2016
Chinhung International Inc.	13,113,200		30,160	Until December 31, 2016
Samho International Co., Ltd.	183,000		2,846	Until December 31, 2016
Ajin P & P Co., Ltd.	516,270		5,412	Undecided
Young Gwang Stainless Co., Ltd.	413,000		510	Until December 31, 2016
Oriental Precision & Engineering Co., Ltd.(*1)	8,498,343		18,186	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		338	Until December 31, 2015
Cosmotech Co., Ltd.	11,768,000		2,483	Until December 31, 2016
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Hanchang Paper Co., Ltd.	3,204,600		4,246	Until December 31, 2016
GMP Co., Ltd.	10,392,000		3,377	Until December 31, 2017

	98,329,159	~~W~~	295,475

(*1)	The number of shares has decreased after the decision of capital reduction for the year ended December 31, 2015.

(4)	Details of debt securities in available-for-sale financial assets as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Face Value		Acquisition cost	Fair value (carrying amounts)
Government and public bonds in Korean won	~~W~~	1,953,151	2,013,951	2,015,024
Financial bonds in Korean won		5,788,719	5,731,255	5,727,167
Corporate bonds in Korean won		11,298,793	11,299,478	11,057,825
Debt securities denominated in foreign currencies /off shores		3,244,726	4,004,530	3,316,387
Loaned debt securities		20,000	20,430	20,602

	~~W~~	22,305,389	23,069,644	22,137,005

	December 31, 2015
	Face Value		Acquisition cost	Fair value (carrying amounts)
Government and public bonds in Korean won	~~W~~	1,702,644	1,752,594	1,749,734
Financial bonds in Korean won		6,278,719	6,223,001	6,218,681
Corporate bonds in Korean won		13,409,285	13,409,970	13,146,033
Debt securities denominated in foreign currencies /off shores		3,691,162	4,285,667	3,698,494

	~~W~~	25,081,810	25,671,232	24,812,942

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	4,847	5,161	4,913	5,473
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		11,713	11,713	23,647	23,647

	~~W~~	16,560	16,874	28,560	29,120

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	28,560	17,238
Acquisition		—	11,203
Redemption		(11,929)	(16)
Change due to amortization		76	14
Foreign exchange differences		(147)	396

Ending balance	~~W~~	16,560	28,835

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

8. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	47,023,678	44,581,195	3,079,869	3,130,913
Loans for facility development		51,564,831	51,935,177	45,497,491	44,341,539
Loans for households		2,877,301	2,951,942	51,803,021	52,030,618
Inter-bank loans		1,689,847	1,591,152	1,529,774	1,404,547

		103,155,657	101,059,466	101,910,155	100,907,617

Loans in foreign currencies:
Loans		15,240,372	15,723,967	14,984,481	15,715,987
Inter-bank loans		1,856,139	1,856,971	2,617,923	2,617,426
Loans borrowed from overseas financial institutions		226,142	235,199	206,279	212,231
Off-shore loans		9,931,033	10,210,675	9,154,474	9,541,787

		27,253,686	28,026,812	26,963,157	28,087,431

Other loans:
Bills bought in foreign currency		1,680,466	1,651,077	1,710,518	1,669,570
Advance payments on acceptances and guarantees		242,783	107,640	195,383	110,998
Privately placed corporate bonds		2,571,321	1,918,023	3,164,801	3,001,907
Others		11,161,291	10,823,595	7,024,315	6,955,957

		15,655,861	14,500,335	12,095,017	11,738,432

		146,065,204	143,586,613	140,968,329	140,733,480

Less:
Allowance for loan losses		(5,533,601)		(4,159,300)
Present value discount		(15,162)		(23,361)
Deferred loan origination costs and fees		4,345		3,981

	~~W~~	140,520,786		136,789,649

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

8. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	2,050,923	558,163	9,791	352,756	638,573	549,094	4,159,300
Provision for loan losses		1,139,215	251,113	22	331,774	260,563	110,607	2,093,294
Write-offs		(182,408)	(25,430)	(655)	(1,791)	(80,754)	(60,956)	(351,994)
Recovery		8,619	4,761	—	5,458	—	35,131	53,969
Sale		(84,490)	(135,069)	—	(3,000)	(13,742)	(20,622)	(256,923)
Debt-to-equity swap		(1,690)	—	—	—	(73,434)	—	(75,124)
Foreign exchange differences		—	—	—	(6,947)	(158)	(4,885)	(11,990)
Others		(37,772)	15,270	—	(539)	(10,348)	(43,542)	(76,931)

Ending balance	~~W~~	2,892,397	668,808	9,158	677,711	720,700	564,827	5,533,601

	2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,170,313	549,483	11,052	164,621	260,705	242,484	2,398,658
Provision for loan losses		378,311	157,457	2,041	59,270	55,914	44,739	697,732
Write-offs		(187,707)	(144,849)	(1,525)	(39,839)	—	(25,798)	(399,718)
Recovery		48	16,751	—	7,549	—	—	24,348
Sale		(74,732)	(58,577)	—	(11,794)	(5,021)	(3,473)	(153,597)
Debt-to-equity swap		(86,638)	(5,640)	—	—	(26,997)	—	(119,275)
Foreign exchange differences		—	—	—	3,937	240	4,623	8,800
Others		(37,984)	(22,168)	—	12,936	(10,889)	(18,194)	(76,299)

Ending balance	~~W~~	1,161,611	492,457	11,568	196,680	273,952	244,381	2,380,649

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

8. Loans and Allowance for Loan Losses, Continued

(3)	Losses related to loans for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	~~W~~	(1,341,493)	(2,093,294)	(467,595)	(697,732)
Losses on disposal of loan		(75,672)	(74,453)	(17,763)	(17,746)

	~~W~~	(1,417,165)	(2,167,747)	(485,358)	(715,478)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	3,981	8,441
New deferrals		6,508	19,268
Amortization		(6,144)	(16,568)

Ending balance	~~W~~	4,345	11,141

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

9. Derivative Financial Instruments, Continued

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	280,332,604	284,653,609	2,749,402	2,534,987
Currency		76,667,039	74,121,215	2,568,975	2,586,634
Stock		126,847	640,924	429	3,150
Commodities		52,912	52,912	6,432	6,432
Embedded derivatives		173,172	243,900	29,174	—
Allowance and other adjustments		—	—	(59,305)	(926)

		357,352,574	359,712,560	5,295,107	5,130,277

Hedging purpose derivative financial instruments:
Interest rate(*1)		23,609,822	23,609,822	1,138,711	54,313
Currency		6,260,383	6,828,004	85,980	526,710
Allowance and other adjustments		—	—	(1,545)	(35)

		29,870,205	30,437,826	1,223,146	580,988

	~~W~~	387,222,779	390,150,386	6,518,253	5,711,265

(*1)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

	December 31, 2015
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	307,735,406	311,769,470	2,221,817	2,030,304
Currency		71,810,294	68,482,619	2,741,654	2,634,783
Stock		79,991	258,762	324	1,315
Commodities		97,540	97,540	26,884	26,884
Embedded derivatives		252,592	—	34,461	—
Allowance and other adjustments		—	—	(43,634)	(4,789)

		379,975,823	380,608,391	4,981,506	4,688,497

Hedging purpose derivative financial instruments:
Interest rate		24,349,973	24,349,973	752,954	49,674
Currency		6,463,014	7,410,478	24,748	904,287
Allowance and other adjustments		—	—	(1,452)	(95)

		30,812,987	31,760,451	776,250	953,866

	~~W~~	410,788,810	412,368,842	5,757,756	5,642,363

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd		47,937	47,937
Banco KDB Do Brazil S.A		35,848	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		575,223	689,452
KDB Capital Corporation		597,290	597,290
Korea BTL Fund I		211,545	217,052
Korea Railroad Fund I		172,695	175,573
Korea Education Fund		69,856	71,712
Multi Asset Electronic Power PEF(*2)		—	48,263
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Fund		12,701	13,399
Busan Hi Tech Industrial Complex Co., Ltd.		150	150
KDB Value PEF VI		1,736,377	1,706,220
KDB Consus Value PEF(*3)		400,001	406,295
KDB Sigma PEF II		86,250	86,250
KDB Value PEF VII		78,416	62,417
KoFC-KBIC Frontier Champ 2010-5 PEF		20,525	21,425
KTB Korea-Australia Global Cooperation PEF		18,143	18,143
Components and Materials M&A PEF(*4)		7,994	7,994
KDB Turn Around PEF		2,651	2,651
KDB Venture M&A PEF		—	—
KDB Sigma PEF		—	—
KOFC-KIS Pioneer Champ 2010-4 venture investment fund		3,335	7,185
KDBC IP Investment Fund 2		4,057	5,057

	~~W~~	4,526,985	4,666,304

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

	June 30, 2016		December 31, 2015
Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		218,814	203,602
Korea Aerospace Industries Co., Ltd.		193,620	273,830
GM Korea Company(*5)		68,115	68,115
Korea Appraisal Board		58,492	58,492
Korea Maritime Guarantee Co., Ltd.		49,856	49,856
STX Engine Co., Ltd.(*6)		47,889	47,889
Multi Asset Electronic Power PEF(*2)		47,590	—
Shinbundang Railroad Co., Ltd.(*7)		26,895	27,963
Troika Resources Investment PEF(*8)		23,337	23,337
Others(*9)		2,148,649	2,490,094

		20,141,610	20,501,531

	~~W~~	24,668,595	25,167,835

(*1)	The Bank obtained control of Daewoo Shipbuilding & Marine Engineering Co., Ltd. due to the acquisition of 75,769,311 shares amounting to ~~W~~382,635 million following the paid-in capital increase by way of third-party allotment for the year ended December 31, 2015, and therefore, the company is included in the consolidation. Considering the company’s financial trouble due to the increase in construction costs resulting from the difficulty of process in construction of offshore plants as indications of impairment, the Bank recognized ~~W~~114,229 million and ~~W~~745,350 million of impairment losses for the period ended June 30, 2016 and the year ended December 31, 2015, respectively.
(*2)	The Bank lost control over Multi Asset Electronic Power PEF (ex. KDB Electronic Power PEF) due to sale of Multi Asset Global Investments Co., Ltd (ex. KDB Asset Management Co., Ltd.) and the investment in Multi Asset Electronic Power PEF is re-classified from subsidiary to associate.
(*3)	Considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 9.5%) due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as indications of impairment, the Bank recognized ~~W~~1,530 million and ~~W~~45,642 million as impairment losses for the period ended June 30, 2016 and the year ended December 31, 2015, respectively.
(*4)	The Bank recognized ~~W~~21,358 million of impairment losses for the year ended December 31, 2015, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as indications of impairment.
(*5)	The Bank recognized ~~W~~219,659 million as impairment losses considering the decrease in fair values of cash-generating units due to the decline in expected cash flows as indications of impairment for the year ended December 31, 2015.
(*6)	The Bank acquired the additional 9,111,500 shares of the associate’s with voting rights after debt-to-equity swap decision of The Creditor Financial Institutions Committee on March 31, 2015.
(*7)	Considering the encroachment of capital flow due to the delayed opening of railway, and uncollected deposit of operating income as indications of impairment, the Bank recognized ~~W~~1,068 million and ~~W~~1,109 million as impairment losses for the period ended June 30, 2016 and the year ended December 31, 2015, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

(*8)	The Bank recognized ~~W~~78,438 million as impairment losses considering the decrease in fair values of assets held due to the decline in expected cash flows as indications of impairment for the year ended December 31, 2015.
(*9)	The Bank recognized ~~W~~46,912 million as impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 9 other companies for the period ended June 30, 2016. The Bank recognized ~~W~~23,374 million as impairment losses for UNISON SAVER Private Equity Fund and 16 other companies for the year ended December 31, 2015.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2016 and December 31, 2015 are as follows:

	Market value			Carrying amounts
	June 30, 2016		December 31, 2015	June 30, 2016	December 31, 2015
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	~~W~~	575,223	689,452	575,223	689,452
Korea Electric Power Co., Ltd.		12,758,610	10,561,763	16,921,067	16,921,067
Korea Aerospace Industries Co., Ltd.		1,332,568	2,010,760	193,620	273,830
STX Engine Co., Ltd.(*1)		53,159	65,485	47,889	47,889
STX corporation(*1)		27,210	40,637	10,507	10,507
STX Heavy Industries Co., Ltd.(*1)		18,004	34,544	11,943	11,943
Dongbu Steel Co., Ltd.		158,738	28,100	14	5
Osung LST Co., Ltd.(*2)		—	13,746	—	8,472

(*1)	The Bank has obtained significant influence due to The Creditor Financial Institutions Committee’s debt-to-equity swap decision based upon the Corporate Restructuring Promotion Act.
(*2)	The Bank lost significant influence over Osung LST Co., Ltd. due to sales of Mirae Asset Daewoo Co., Ltd. (ex. Daewoo Securities Co., Ltd.) and Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) and the investment in Osung LST Co., Ltd. is reclassified from investments in subsidiaries and associates to available-for-sale financial assets for the period ended June 30, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,417,844	1,128,768	289,076	44,044	12,457	14,506	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		851,465	783,907	67,558	52,206	655	449	100.00
KDB Ireland Ltd.	Ireland	December	Finance		369,161	299,251	69,910	9,784	4,921	4,060	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,009,354	903,047	106,307	22,978	10,721	3,271	86.34
Banco KDB Do Brazil S.A	Brazil	December	Finance		419,604	355,589	64,015	126,396	26,336	40,610	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)	Korea	December	Manufacturing		17,285,810	18,062,130	(776,320)	6,920,118	(1,179,283)	(1,204,863)	49.74
KDB Capital Corporation	Korea	December	Finance		4,861,310	4,121,615	739,695	310,198	82,601	76,021	99.92
Korea BTL Fund I(*2)	Korea	December	Financial investment		513,467	348	513,119	10,998	10,218	10,218	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		350,009	11	349,998	7,400	6,954	6,954	50.00
Korea Education Fund(*2)	Korea	December	Financial investment		140,497	7	140,490	2,797	2,611	2,611	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		26,215	3,985	22,230	10,494	5,602	5,600	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		12,603	5	12,598	544	476	476	85.00
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,911	(7,791)	—	—	—	57.56
KDB Value PEF VI	Korea	December	Financial investment		11,928,634	8,720,759	3,207,875	5,702,952	(55,488)	(95,099)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		16,495,611	15,577,995	917,616	2,170,843	69,610	161,741	58.08
KDB Sigma PEF	Korea	December	Financial investment		151	—	151	—	(19)	(19)	60.87
KDB Sigma PEF II	Korea	December	Financial investment		144,328	283	144,045	1	520	103	60.00
KDB Value PEF VII(*1)	Korea	December	Financial investment		225,032	71,602	153,430	3,058	4,772	4,491	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		50,886	136	50,750	365	283	761	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		16,754	1,645	15,109	—	(682)	(2,660)	95.00
Components and Materials M&A PEF	Korea	December	Financial investment		30,054	5,208	24,846	13,209	12,522	12,621	83.33
KDB Turn Around PEF	Korea	December	Financial investment		3,367	—	3,367	11	(285)	(285)	95.17

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

	June 30, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	175,190,789	105,551,151	69,639,638	28,960,751	3,861,917	3,693,429	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,327,834	339,036	988,798	338,792	4,321	4,192	43.58
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,810,438	1,533,511	1,276,927	1,511,944	143,717	144,065	19.02
Korea Infrastructure Fund II	Korea	December	Financial investment		807,287	138	807,149	26,846	23,569	23,569	26.67
GM Korea Company(*3) (*4)	Korea	December	Manufacturing		7,447,459	6,877,185	570,274	5,993,634	(316,869)	(308,070)	17.02
Korea Appraisal Board	Korea	December	Appraisal		232,226	36,178	196,048	62,819	4,200	4,200	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		123,303	3,948	119,355	4,503	(2,592)	(2,581)	40.07
Multi Asset Electronic Power PEF	Korea	December	Financial investment		93,442	897	92,545	947	881	881	50.00
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other		797,926	944,080	(146,154)	42,141	(18,436)	(18,436)	10.98
Troika Resources Investment PEF	Korea	December	Financial investment		46,727	3,859	42,868	4,797	1,924	1,924	54.94

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,394,379	1,119,809	274,570	58,831	(2,687)	6,146	100.00
KDB Ireland Ltd.	Ireland	December	Finance		391,559	325,708	65,851	19,865	(15,760)	(11,983)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,135,025	1,031,989	103,036	47,135	22,824	18,367	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		867,214	800,106	67,108	104,018	(21,977)	(25,745)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		271,279	247,874	23,405	250,146	416	(14,859)	100.00
Mirae Asset Daewoo Co., Ltd.(*1)(*6)	Korea	December	Finance		34,841,940	30,456,640	4,385,300	5,076,963	298,847	292,826	43.00
KDB Capital Corporation	Korea	December	Finance		5,018,425	4,321,907	696,518	130,633	99,255	123,870	99.92
Multi Asset Global Investments Co., Ltd.(*6)	Korea	December	Finance		75,316	9,848	65,468	19,252	2,501	2,502	100.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		27,941	4,990	22,951	17,714	7,870	7,937	84.16
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)	Korea	December	Manufacturing		19,055,817	18,619,340	436,477	15,007,090	(3,194,945)	(2,807,695)	49.74
Korea Infrastructure Fund	Korea	December	Financial investment		13,460	6	13,454	1,211	1,061	1,061	85.00
Multi Asset Electronic Power PEF(*2)	Korea	December	Financial investment		94,806	17	94,789	6,577	6,321	6,321	50.00
Korea Education Fund (*2)	Korea	December	Financial investment		144,410	8	144,402	6,318	5,931	5,931	50.00
Korea BTL Fund I(*2)	Korea	December	Financial investment		527,254	361	526,893	24,124	22,496	22,496	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		355,887	14	355,873	17,660	16,657	16,657	50.00
KDB Venture M&A PEF	Korea	December	Financial investment		119	7,910	(7,791)	—	—	—	57.56
KDB Turn Around PEF	Korea	December	Financial investment		3,652	—	3,652	27	26	26	95.17
KDB Consus Value PEF	Korea	December	Financial investment		15,474,147	14,746,735	727,412	3,850,904	(139,023)	(166,000)	58.59
Components and Materials M&A PEF	Korea	December	Financial investment		17,485	5,259	12,226	13,750	(1,693)	(14,806)	83.33
KDB Value PEF VI	Korea	December	Financial investment		11,980,513	8,645,869	3,334,644	10,270,593	(77,713)	(78,076)	99.84
KDB Value PEF VII(*1)	Korea	December	Financial investment		194,806	71,867	122,939	546	(1,181)	1,130	50.00
KDB Sigma PEF	Korea	December	Financial investment		170	—	170	63,687	50,815	50,815	60.87
KDB Sigma PEF II	Korea	December	Financial investment		144,228	286	143,942	5	241	192	60.00
KOFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		51,934	145	51,789	9,469	9,270	8,939	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		18,761	992	17,769	—	(1,329)	(1,329)	95.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	175,257,359	107,314,884	67,942,475	58,957,722	13,289,127	13,308,132	32.90
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,712,295	1,540,443	1,171,852	2,901,032	180,566	159,491	26.41
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,345,127	364,848	980,279	728,583	(12,637)	(17,143)	43.58
Korea Appraisal Board	Korea	December	Appraisal		233,369	36,506	196,863	137,330	12,435	9,036	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		122,331	427	121,904	967	(2,263)	(2,262)	40.07
GM Korea Company(*3)	Korea	December	Manufacturing		7,683,488	6,790,687	892,801	12,565,528	(748,301)	(710,502)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		780,028	6,158	773,870	50,521	42,551	42,551	26.67

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2015
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Troika Resources Investment PEF	Korea	December	Financial investment	42,275	1,331	40,944	(138,597)	(144,297)	(144,297)	54.94
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other	782,160	909,878	(127,718)	59,663	(61,006)	(61,006)	10.98

(*1)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity exercised its power as an executive member, influenced the other entity’s profit, and is exposed to variable profit, and therefore, the other entity is included in the scope of consolidation.
(*2)	The investees are financed by KDB and managed by Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) or KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank has the exposure to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*3)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc.
(*4)	The Bank used the financial statement as of March 31, 2016 in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2016.
(*5)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate, Shinbundang Railroad.
(*6)	Investments in Mirae Asset Daewoo Co., Ltd. (ex. Daewoo Securities Co., Ltd.) and Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) are re-classified from investments in subsidiaries into non-current assets held for sale for the year ended December 31, 2015.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2016
Acquisition cost:
Land	~~W~~	255,152	—	—	(5,916)	38	249,274
Buildings and structures		377,154	1,261	(7)	(801)	99	377,706
Leasehold improvements		39,890	1,069	(1,443)	24	(60)	39,480
Vehicles		1,396	—	—	—	(4)	1,392
Equipment		50,797	1,070	(824)	—	(383)	50,660
Construction in progress		51,371	3,809	—	(671)	—	54,509
Others		129,313	1,226	(535)	—	(34)	129,970

		905,073	8,435	(2,809)	(7,364)	(344)	902,991

Accumulated depreciation:
Buildings and structures(*1)		144,630	5,216	(6)	(616)	86	149,310
Leasehold improvements		26,951	2,648	(701)	—	(134)	28,764
Vehicles		1,146	50	—	—	(3)	1,193
Equipment(*1)		39,764	1,856	(703)	—	(408)	40,509
Others		99,287	6,923	(398)	—	(39)	105,773

		311,778	16,693	(1,808)	(616)	(498)	325,549

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	587,911	(8,258)	(1,001)	(6,748)	154	572,058

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

11. Property and Equipment, Continued

	2015
	January 1, 2015		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2015
Acquisition cost:
Land	~~W~~	256,789	20	—	(457)	(1)	256,351
Buildings and structures		374,126	2,037	(17)	(862)	152	375,436
Leasehold improvements		30,286	5,635	—	124	24	36,069
Vehicles		1,294	321	(236)	—	13	1,392
Equipment		46,368	1,979	(16)	—	176	48,507
Construction in progress		124	50,700	—	(124)	—	50,700
Others		112,102	1,550	(37)	—	43	113,658

		821,089	62,242	(306)	(1,319)	407	882,113

Accumulated depreciation:
Buildings and structures(*1)		133,912	5,447	(15)	(292)	(1)	139,051
Leasehold improvements		22,510	2,501	—	—	(51)	24,960
Vehicles		889	398	(202)	—	11	1,096
Equipment(*1)		35,977	1,932	(15)	—	171	38,065
Others		86,603	6,074	(23)	—	33	92,687

		279,891	16,352	(255)	(292)	163	295,859

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	535,814	45,890	(51)	(1,027)	244	580,870

(*1)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition/ depreciation	Reclassification	June 30, 2016
Acquisition cost:
Land	~~W~~	54,259	—	5,916	60,175
Buildings and structures		40,519	—	1,448	41,967

		94,778	—	7,364	102,142

Accumulated depreciation:
Buildings and structures		15,882	870	616	17,368

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	75,921	(870)	6,748	81,799

	2015
	January 1, 2015		Acquisition/ depreciation	Reclassification	June 30, 2015
Acquisition cost:
Land	~~W~~	52,590	—	457	53,047
Buildings and structures		38,813	—	862	39,675

		91,403	—	1,319	92,722

Accumulated depreciation:
Buildings and structures		13,789	744	292	14,825

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	74,639	(744)	1,027	74,922

The fair value of the Bank’s investment property, as determined on the basis of valuation by an independent appraiser, amounts to ~~W~~88,587 million and ~~W~~81,630 million as of June 30, 2016 and December 31, 2015, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2016
Development expense	~~W~~	48,516	2,168	—	(9,879)	(1)	40,804
Equipment usage right		831	—	—	(30)	(4)	797
Other deposits provided		11,641	58	(250)	—	—	11,449
Others		13,208	1,315	(2)	(4,221)	(1)	10,299

	~~W~~	74,196	3,541	(252)	(14,130)	(6)	63,349

	2015
	January 1, 2015		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2015
Development expense	~~W~~	61,119	4,480	—	(10,739)	1	54,861
Equipment usage right		847	—	—	(29)	15	833
Other deposits provided		11,655	—	(1)	—	1	11,655
Others		17,223	1,200	—	(4,057)	6	14,372

	~~W~~	90,844	5,680	(1)	(14,825)	23	81,721

14. Other Assets

Other assets as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Accounts receivable	~~W~~	7,593,763	4,785,719
Unsettled domestic exchange receivables		837,796	566,624
Accrued income		511,602	473,385
Guarantee deposits		166,712	166,128
Financial guarantee asset		30,948	34,870
Prepaid expenses		4,690	5,396
Advance payments		780	535
Others		88,219	46,541

		9,234,510	6,079,198
Allowance for credit losses		(190,900)	(72,221)
Present value discount		(3,440)	(3,881)

	~~W~~	9,040,170	6,003,096

The carrying amounts of financial assets included in other assets above amounted to ~~W~~8,954,272 million and ~~W~~5,956,547 million as of June 30, 2016 and December 31, 2015, respectively, and their fair value amounted to ~~W~~8,964,606 million and ~~W~~5,964,635 million as of June 30, 2016 and December 31, 2015, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

15. Non-current Assets Held for Sale Held for Sale

(1)	The Bank issued the public notice for the block sale of Mirae Asset Daewoo Co., Ltd. (ex. Daewoo Securities Co., Ltd.) and Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.), on October 8, 2015. The Bank entered into the stock purchase agreement contract with Mirae Asset Securities Co., Ltd. on March 18, 2016 and completed sale procedures on April 7, 2016.

(2)	Non- current assets held for sale as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Non-current assets held for sale
Investment on subsidiaries	~~W~~	—	1,839,114

16. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Borrowings	~~W~~	—	3,180
Debentures		1,899,233	1,619,438

	~~W~~	1,899,233	1,622,618

Borrowings, designated at “Fair Value Through Profit or Loss” (FVTPL), consist of equity-index-linked securities. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Carrying amount	~~W~~	1,899,233	1,622,618
Contractual cash flow amounts		1,645,558	1,408,665

Difference	~~W~~	253,675	213,953

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

17. Deposits

Deposits as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	158,693	158,693	221,596	221,596
Time and savings deposits		33,532,720	33,612,502	34,227,299	34,264,950
Certificates of deposit		1,916,764	1,917,259	515,351	515,514

		35,608,177	35,688,454	34,964,246	35,002,060

Deposits in foreign currencies:
Demand deposits		1,534,483	1,534,483	955,224	955,224
Time and savings deposits		1,455,355	1,456,027	1,290,474	1,290,284
Certificates of deposit		2,501,836	2,521,613	2,606,035	2,610,366

		5,491,674	5,512,123	4,851,733	4,855,874

Off-shore deposits in foreign currencies:
Demand deposits		197,141	197,141	118,913	118,913

	~~W~~	41,296,992	41,397,718	39,934,892	39,976,847

18. Borrowings

(1)	Borrowings as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.65	~~W~~	7,978,151	7,968,496
Borrowings in foreign currencies	—	3.85		11,706,573	11,821,519
Off-shore borrowings in foreign currencies	0.19	4.32		1,177,287	1,183,251
Others	0.29	6.55		4,197,088	4,198,754

				25,059,099	25,172,020

Deferred borrowing costs				(2,818)
Discount on borrowings				(14,560)

			~~W~~	25,041,721

	December 31, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	5.00	~~W~~	7,856,046	7,814,201
Borrowings in foreign currencies	—	5.05		10,745,590	10,858,933
Off-shore borrowings in foreign currencies	0.19	4.27		1,159,260	1,162,494
Others	0.07	6.55		4,682,743	4,683,345

				24,443,639	24,518,973

Deferred borrowing costs				(3,489)
Discount on borrowings				(39,560)

			~~W~~	24,400,590

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2016 and December 31, 2015 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2016	December 31, 2015
Ministry of Strategy and Finance	Borrowings from government fund(*1)	0.51 ~ 1.19	~~W~~364,421	405,230
Industrial Bank of Korea	Borrowings from industrial technology fund	0.60 ~ 1.00	2,940	3,819
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.32 ~ 3.46	157,408	177,231
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50	2,020,895	1,855,349
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.65	909,083	986,247
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.50	74,523	78,605
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75	4,178,964	4,069,430
Others	Borrowings from environment improvement support fund and others	0.00 ~ 3.35	269,917	280,135

			~~W~~7,978,151	7,856,046

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2016 and December 31, 2015 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2016		December 31, 2015
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	226,142	206,279
Mizuho and others	Bank loans from foreign funds	3M Libor+0.45 ~ 3M Libor+0.63		1,385,993	1,511,880
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.22 ~ 3M Libor+0.74		2,812,177	2,550,122
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.19 ~ 0.93		638,863	686,481
		3M Telerate+0.40		34,941	35,160

				673,804	721,641

HSBC and others	Off-shore long term borrowings	3M Libor+0.30 ~ 3M Libor+0.62		406,018	341,601
JBIC	Off-shore borrowings from JBIC	1.79 ~ 4.32		97,465	62,538
		—		—	33,481

				97,465	96,019

Others	Short term borrowings in foreign currencies	0.00 ~ 3.85		5,356,610	4,426,210
	Long term borrowings in foreign currencies	0.09 ~ 1.48		1,925,651	2,051,098

			~~W~~	12,883,860	11,904,850

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

19. Debentures

Debentures as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.32	7.29	~~W~~	86,546,565	86,756,775
Discount on debentures				(7,205)
Valuation adjustment for fair value hedges				134,398

				86,673,758

Debentures in foreign currencies:
Debentures	3M USD Libor+0.27	3M USD Libor+2.50		15,926,479	15,899,994
Discount on debentures				(38,147)
Premium on debentures				281
Valuation adjustment for fair value hedges				361,774

				16,250,387

Off-shore debentures:
Debentures	3M USD Libor+0.35	3M USD Libor+3.32		9,903,869	9,965,275
Discount on debentures				(22,917)
Premium on debentures				851
Valuation adjustment for fair value hedges				62,336

				9,944,139

			~~W~~	112,868,284	112,622,044

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

19. Debentures, Continued

	December 31, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.54	7.29	~~W~~	90,938,546	91,096,981
Discount on debentures				(15,236)
Valuation adjustment for fair value hedges				91,306

				91,014,616

Debentures in foreign currencies:
Debentures	3M USD Libor+0.27	3M USD Libor+2.58		16,311,947	16,087,863
Discount on debentures				(33,587)
Premium on debentures				4,859
Valuation adjustment for fair value hedges				(180,832)

				16,102,387

Off-shore debentures:
Debentures	3M USD Libor+0.35	3M USD Libor+4.30		9,947,109	9,850,360
Discount on debentures				(23,891)
Premium on debentures				4,145
Valuation adjustment for fair value hedges				(150,346)

				9,777,017

			~~W~~	116,894,020	117,035,204

20. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Present value of defined benefit liabilities	~~W~~	302,570	282,865
Fair value of plan assets		(229,073)	(229,505)

	~~W~~	73,497	53,360

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

20. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	282,865	(229,505)	53,360
Current service costs		19,531	—	19,531
Interest expense (income)		3,896	(3,210)	686
Benefits paid by the plan		(3,722)	3,642	(80)

Ending balance	~~W~~	302,570	(229,073)	73,497

	2015
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	211,148	(179,018)	32,130
Current service costs		16,253	—	16,253
Interest expense (income)		3,379	(2,903)	476
Benefits paid by the plan		(11,215)	10,832	(383)
Contribution		—	(10,000)	(10,000)

Ending balance	~~W~~	219,565	(181,089)	38,476

(3)	Fair value of plan assets for each type as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	229,073	—	229,505

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

			June 30, 2016	June 30, 2015
	Three- month period ended		Six-month period ended	Three- month period ended	Six-month period ended
Current service costs	~~W~~	11,351	19,531	8,120	16,253
Interest expense (income), net		448	686	237	476

	~~W~~	11,799	20,217	8,357	16,729

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

20. Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016	December 31, 2015
Discount rate (%)	2.83	2.83
Future salary increasing rate (%)	6.77	6.77

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2015 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	10.04% decrease	11.91% increase
Future salary increasing rate	11.32% increase	9.78% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.07 years as of December 31, 2015.

21. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	532,470	69,958	118,313	18,066	6,076	744,883
Increase (reversal) of provision		630,686	118,230	(35,942)	(1,333)	3,743	715,384
Foreign exchange differences		(13,734)	402	(180)	—	—	(13,512)
Others		—	—	—	—	(5,044)	(5,044)

Ending balance	~~W~~	1,149,422	188,590	82,191	16,733	4,775	1,441,711

	2015
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	276,365	20,341	22,069	9,043	6,076	333,894
Increase of provision		27,909	4,737	3,474	2,780	—	38,900
Foreign exchange differences		4,022	502	(147)	—	—	4,377

Ending balance	~~W~~	308,296	25,580	25,396	11,823	6,076	377,171

(2)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

21. Provisions, Continued

In the case of financial guarantee contracts, financial guarantee provision is measured at the higher of the amount calculated using method above and the amount initially recognised less the cumulative amount of income.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2016, the Bank is involved in 23 lawsuits as a plaintiff and 38 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~229,343 million and ~~W~~536,446 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2016 and additional losses may be incurred depending on the final result of pending lawsuits.

Major lawsuits in progress as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Land & Housing Corp.	Claim for debt absence	~~W~~	67,891	1st trial ruled in favor of the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress
Legal administrator of Byucksan Engineering & Construction Co., Ltd.	Objection to final judgement on inspection of rehabilitation claims		20,000	1st, 2nd trials ruled against the Bank
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
China Great Wall Asset Management Corp.	Objection to provisional seizure		18,159	1st trial ruled in favor of the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation
SH Corporation	Claim for damages		9,720	1st trial ruled against the Bank; 2nd trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	1st, 2nd trials ruled in favor of the Bank; pending appeals(*1)
Shinhan Bank and one	Claim for damages		58,474	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

21. Provisions, Continued

	June 30, 2016
	Contents	Amounts	Status of lawsuit
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment	36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.	24,348	1st trial ruled against the Bank; 2st trial in progress

(*1)	For the sale of the shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. that the Bank and Korea Asset Management Corp. (“KAMCO”) had held, the Bank, KAMCO and Hanhwa Chemical Co., Ltd. (“Hanhwa Chemical”), which was on behalf of the Hanhwa Consortium, entered into the memorandum of understanding on November 14, 2008, but the memorandum was revoked as reasons attributable to Hanhwa Chemical. Accordingly, the Bank and KAMCO took ~~W~~195 billion and ~~W~~120 billion, respectively, provided by Hanhwa Chemical as the performance guarantee. Relating to the performance guarantee, Hanhwa Chemical brought a law suit but the first and the second trial ruled in favor of the Bank because the courts of the first and the second trial regarded the performance guarantee as a penalty for the breach of the memorandum. After the reporting date, on July 14, 2016, the Supreme Court judged unlike the first and the second trial that the performance guarantee was provided in order to compensate damages and the Bank’s taking all the performance guarantee was unfair, and remanded the case to the original court.

In accordance with the judgement of the Supreme Court, the Bank expects that the original court to which the case is remanded will partially reduce the amount taken by the Bank relating to the performance guarantee, but the Bank does not recognise a provision because a reliable estimate cannot be made of the amount of the reduction.

	December 31, 2015
	Contents	Amounts		Status of lawsuit
Plaintiff:
Gyeonggi Urban Innovation Corp.	Claim for refund of investments	~~W~~	19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
SH Corporation	Claim for damages		9,720	1st trial ruled against the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
Shinhan Bank and one	Claim for damages		58,474	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

21. Provisions, Continued

	December 31, 2015
	Contents	Amounts	Status of lawsuit
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment	36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.	24,348	1st trial ruled against the Bank; 2nd trial in progress

(5)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

22.	Other Liabilities

Other liabilities as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Accounts payable	~~W~~	7,406,074	4,730,087
Accrued expense		1,648,387	1,668,308
Advance receipts		1,144	2,544
Unearned income		43,032	47,996
Deposits withholding tax		35,602	26,125
Guarantee money received		42,622	35,820
Foreign exchanges payable		53,457	31,005
Domestic exchanges payable		692,182	418,345
Borrowing from trust accounts		900,827	1,278,311
Financial guarantee liability		38,229	41,884
Suspense payable		14,184	32,926
Others		71,764	42,692

		10,947,504	8,356,043
Present value discount		(337)	(344)

	~~W~~	10,947,167	8,355,699

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~10,779,502 million and ~~W~~8,194,931 million as of June 30, 2016 and December 31, 2015, respectively, and their fair value amounted to ~~W~~10,779,595 million and ~~W~~8,194,982 million as of June 30, 2016 and December 31, 2015, respectively.

23. Equity

(1)	Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,447,079,768 shares issued as of June 30, 2016 and December 31, 2015, and outstanding with a total par value of ~~W~~17,235,399 million as of June 30, 2016 and December 31, 2015.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

23. Equity, Continued

(2)	Capital surplus

Capital surplus as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Paid-in capital in excess of par value	~~W~~	66,571	66,571
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,501,439	2,501,439

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3)	Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	742,306	759,920
Income tax effect		(179,636)	(183,898)

		562,670	576,022

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		425	(437)
Income tax effect		(103)	107

		322	(330)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(29,887)	(23,616)
Income tax effect		7,233	5,714

		(22,654)	(17,902)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		15,040	15,040
Income tax effect		(3,640)	(3,640)

		11,400	11,400

	~~W~~	551,738	569,190

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Increase (Decrease)	Tax Effect	June 30, 2016
Valuation gain on available-for-sale financial assets	~~W~~	576,022	(17,614)	4,262	562,670
Exchange differences on translation of foreign operations		(330)	862	(210)	322
Valuation loss on cash flow hedge		(17,902)	(6,271)	1,519	(22,654)
Remeasurements of defined benefit liabilities		11,400	—	—	11,400

	~~W~~	569,190	(23,023)	5,571	551,738

	2015
	January 1, 2015		Increase (Decrease)	Tax Effect	June 30, 2015
Valuation gain on available-for-sale financial assets	~~W~~	815,600	(46,808)	11,326	780,118
Exchange differences on translation of foreign operations		(28,365)	9,082	(2,198)	(21,481)
Valuation loss on cash flow hedge		(13,866)	(10,115)	2,448	(21,533)
Remeasurements of defined benefit liabilities		45,053	—	—	45,053

	~~W~~	818,422	(47,841)	11,576	782,157

(4)	Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Legal reserve	~~W~~	3,578,770	5,473,906
Voluntary reserve
Regulatory reserve for loan losses		1,370,828	1,370,828
Accumulated deficits		(289,641)	(1,895,136)

	~~W~~	4,659,957	4,949,598

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

23. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	5,473,906	5,400,519
Transfer from unappropriated retained earnings		—	73,387
Coverage of deficits		(1,895,136)	—

Ending balance	~~W~~	3,578,770	5,473,906

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	(1,895,136)	183,469
Profit (loss) for the period		(289,641)	202,325
Transfer from (contribution to) legal reserve		1,895,136	(73,387)
Contribution to regulatory reserve for loan losses		—	(63,903)
Dividends		—	(46,179)

Ending balance	~~W~~	(289,641)	202,325

(5)	Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Beginning balance	~~W~~	1,370,828	1,370,828
Planned regulatory reserve for loan losses		1,089,383	—

Ending balance	~~W~~	2,460,211	1,370,828

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

23. Equity, Continued

(ii)	Obligated amount of provision for regulatory reserve for loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	~~W~~	(569,363)	(289,641)	(253,564)	202,325
Obligated amount of reversal (provision) for regulatory reserve for loan losses		(921,550)	(1,089,383)	152,138	(121,395)

Profit (loss) after adjusting regulatory reserve for loan losses	~~W~~	(1,490,913)	(1,379,024)	(101,426)	80,930

Earnings (loss) per share after adjusting regulatory reserve for loan losses (in won)	~~W~~	(433)	(400)	(30)	25

24. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three- month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	8,424	16,976	9,874	19,787
Financial assets held for trading		12,206	25,671	11,961	25,667
Available-for-sale financial assets		152,306	316,920	155,806	345,494
Held-to-maturity financial assets		294	597	226	429
Loans		1,100,019	2,228,698	1,171,119	2,419,596

		1,273,249	2,588,862	1,348,986	2,810,973

Interest expense:
Financial liabilities designated at fair value through profit or loss		(18,487)	(35,828)	(17,255)	(32,708)
Deposits		(151,749)	(312,566)	(186,438)	(387,972)
Borrowings		(73,056)	(145,092)	(45,692)	(118,473)
Debentures		(660,677)	(1,358,561)	(720,509)	(1,488,822)

		(903,969)	(1,852,047)	(969,894)	(2,027,975)

	~~W~~	369,280	736,815	379,092	782,998

Interest received from impaired assets relating to loan receivables for the periods ended June 30, 2016 and 2015 were ~~W~~73,102 million and ~~W~~78,671 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

25. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	48,527	98,010	56,596	107,208
Underwriting and investment consulting commissions		35,732	79,545	55,368	87,726
Brokerage and agency commissions		1,817	3,849	3,704	8,431
Trust and retirement pension plan commissions		9,798	13,035	14,323	26,858
Fees on asset management		720	1,059	461	731
Other fees		18,575	28,466	27,361	44,660

		115,169	223,964	157,813	275,614

Fees and commission expenses:
Brokerage and agency fees		(2,305)	(5,284)	(2,987)	(5,162)
Other fees		(7,478)	(15,837)	(4,549)	(10,723)

		(9,783)	(21,121)	(7,536)	(15,885)

	~~W~~	105,386	202,843	150,277	259,729

26. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	~~W~~	160	160	278	300
Available-for-sale financial assets		26,878	122,116	36,334	150,124
Investments in subsidiaries and associates		39,414	895,347	66,383	280,447

	~~W~~	66,452	1,017,623	102,995	430,871

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

27. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading:
Gains on sale	~~W~~	7,781	11,489	9,343	16,680
Gains on valuation		1,074	3,367	—	1,376

		8,855	14,856	9,343	18,056

Losses on financial assets held for trading:
Losses on sale		(6,557)	(9,809)	(11,224)	(17,025)
Losses on valuation		(845)	(4,073)	(9,323)	(4,971)
Purchase related expense		(44)	(76)	(91)	(176)

		(7,446)	(13,958)	(20,638)	(22,172)

	~~W~~	1,409	898	(11,295)	(4,116)

28. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	671	1,104	320	321
Gains on valuation		2,233	4,766	43,035	11,447

		2,904	5,870	43,355	11,768

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(226)	(370)	(67)	(67)
Losses on valuation		(23,536)	(45,656)	—	(7,626)

		(23,762)	(46,026)	(67)	(7,693)

	~~W~~	(20,858)	(40,156)	43,288	4,075

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

29. Net Gain (Loss) on Available-for-Sale Financial Assets

Net gain (loss) on available-for-sale financial assets for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	282,747	347,216	149,298	195,564
Reversal of impairment losses		173,045	20	34,590	34,590

		455,792	347,236	183,888	230,154

Losses on available-for-sale financial assets:
Losses on sale		(11,160)	(16,272)	(2,666)	(21,426)
Impairment losses		(28,258)	(86,169)	(36,280)	(84,708)

		(39,418)	(102,441)	(38,946)	(106,134)

	~~W~~	416,374	244,795	144,942	124,020

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest rate	~~W~~	733,732	1,668,498	156,514	1,162,349
Currency		757,988	4,600,134	1,145,164	2,104,827
Stock		1,758	3,367	662	1,435
Commodities		14,625	34,851	33,247	49,760
Embedded derivatives		7,748	15,872	21,455	77,168
Gains on adjustment of derivatives		—	8,783	1,456	3,035

		1,515,851	6,331,505	1,358,498	3,398,574

Losses on trading purpose derivatives:
Interest rate		(698,850)	(1,626,770)	(194,232)	(1,201,004)
Currency		(651,375)	(4,332,581)	(1,052,248)	(2,016,490)
Stock		(1,236)	(2,746)	(242)	(818)
Commodities		(14,625)	(34,844)	(33,244)	(49,567)
Embedded derivatives		(4,290)	(11,291)	(5,200)	(7,297)
Losses on adjustment of derivatives		(41,420)	(61,894)	(11,938)	(18,519)

		(1,411,796)	(6,070,126)	(1,297,104)	(3,293,695)

		104,055	261,379	61,394	104,879

Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest rate		156,501	459,978	—	42,893
Currency		31,562	462,733	129,760	201,461
Gains on adjustment of derivatives		127	474	292	972

		188,190	923,185	130,052	245,326

Losses on hedging purpose derivatives:
Interest rate		(22,846)	(58,840)	(139,420)	(73,017)
Currency		(65,252)	(277,239)	(81,808)	(455,669)
Losses on adjustment of derivatives		(418)	(918)	(559)	(1,234)

		(88,516)	(336,997)	(221,787)	(529,920)

		99,674	586,188	(91,735)	(284,594)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		46,700	120,939	—	266,061
Gains on redemption		2,406	6,147	49,556	67,591

		49,106	127,086	49,556	333,652

Losses on fair value hedged items:
Losses on valuation		(238,397)	(752,119)	(69,005)	(189,224)
Losses on redemption		(10,945)	(41,060)	(6,618)	(14,199)

		(249,342)	(793,179)	(75,623)	(203,423)

		(200,236)	(666,093)	(26,067)	130,229

	~~W~~	3,493	181,474	(56,408)	(49,486)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

30. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~125 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2016. No gain or loss were recognized as the ineffective portion for the period ended June 30, 2015.

31. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	180,190	377,823	230,251	425,663
Losses on foreign exchange transactions		(214,943)	(434,343)	(210,384)	(405,631)

		(34,753)	(56,520)	19,867	20,032

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		70,127	629,936	424,302	1,281,155
Losses on foreign exchange translations		(56,610)	(774,472)	(402,072)	(1,156,218)

		13,517	(144,536)	22,230	124,937

	~~W~~	(21,236)	(201,056)	42,097	144,969

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

32. Other Operating Income (Loss), net

Other operating income (loss) for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	79,360	83,737	71,369	71,386
Reversal of credit losses		—	—	36	36
Gains on disposal of investments in subsidiaries and associates		442,997	444,697	—	—
Reversal of provisions		15,222	37,437	—	1,036
Others		826	17,606	1,628	97,927

		538,405	583,477	73,033	170,385

Other operating loss:
Losses on sale of loans		(155,032)	(158,190)	(89,132)	(89,132)
Provision for credit losses		(94,412)	(119,516)	(635)	(1,428)
Losses on disposal of investments in subsidiaries and associates		(47)	(1,624)	(19,032)	(19,582)
Increase of provisions		(712,288)	(752,821)	(35,431)	(36,462)
Insurance expenses		(14,794)	(29,490)	(14,568)	(29,232)
Credit guarantee fund salary		(34,910)	(69,084)	(32,485)	(63,897)
Educational taxes		(13,657)	(26,227)	(16,417)	(21,021)
Foreign security contributions		(558)	(2,112)	(3,642)	(14,134)
Others		(9,736)	(15,130)	(4,786)	(13,393)

		(1,035,434)	(1,174,194)	(216,128)	(288,281)

	~~W~~	(497,029)	(590,717)	(143,095)	(117,896)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

33. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	70,366	147,541	93,243	163,612
Defined benefit costs		11,799	20,217	8,357	16,729
Defined contribution costs		613	1,039	—	89

		82,778	168,797	101,600	180,430

Depreciation and amortization:
Depreciation of property and equipment		8,167	16,693	8,192	16,352
Amortization of intangible assets		6,825	14,130	7,309	14,825

		14,992	30,823	15,501	31,177

Other:
Employee welfare benefits		7,730	14,280	6,815	13,450
Rent expenses		7,525	14,318	6,870	12,971
Taxes and dues		4,003	8,499	4,780	9,401
Advertising expenses		4,796	7,441	4,415	7,577
Electronic data processing expenses		16,755	28,416	14,472	25,008
Fees and charges		6,068	11,358	7,216	12,610
Others		9,813	17,878	10,029	18,464

		56,690	102,190	54,597	99,481

	~~W~~	154,460	301,810	171,698	311,088

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

34. Other Non-operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended

Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	533,529	533,529	—	—
Gain on disposal of property and equipment		14	14	11	73
Rental income on investment property		270	427	151	369
Others		603	1,238	179	2,869

		534,416	535,208	341	3,311

Other non-operating expenses:
Losses on disposal of property and equipment		(62)	(64)	—	(38)
Depreciation of investment property		(438)	(870)	(374)	(744)
Donations		(236)	(308)	(176)	(251)
Others		(71)	(1,204)	(1,248)	(1,539)

		(807)	(2,446)	(1,798)	(2,572)

	~~W~~	533,609	532,762	(1,457)	739

35. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*1)	~~W~~	(51,865)	29,475	(74,878)	117,175
Changes in deferred income taxes on temporary differences		34,025	(51,886)	71,740	(65,434)
Changes in deferred income taxes on tax deficit and others		(167,080)	(167,080)	—	—
Deferred income tax recognized directly to equity		51,472	5,571	(33,596)	11,576

Income tax expense (benefit)	~~W~~	(133,448)	(183,920)	(36,734)	63,317

(*1)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

35. Income Tax Expense (Benefit), Continued

(2)	Profit (loss) before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Profit (loss) before income taxes	~~W~~	(473,561)	265,642
Income taxes calculated using enacted tax rates (24.2%)		(114,371)	64,286
Adjustments:
Non-deductible losses and tax free gains		(80,324)	(10,236)
Non-recognition effect of deferred income taxes		(5,250)	32,266
Net adjustments for prior year		15,372	(25,362)
Others		653	2,363

		(69,549)	(969)

Income tax expense (benefit)	~~W~~	(183,920)	63,317

Effective tax rate		38.84%	23.84%

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	June 30, 2016		Deferred tax assets (liabilities)	December 31, 2015	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	562,670	(179,636)	576,022	(183,898)	4,262
Exchange differences on translation of foreign operations		322	(103)	(330)	107	(210)
Losses on valuation of cash flow hedge		(22,654)	7,233	(17,902)	5,714	1,519
Remeasurements of defined benefit liabilities		11,400	(3,640)	11,400	(3,640)	—

	~~W~~	551,738	(176,146)	569,190	(181,717)	5,571

	2015
	June 30, 2015		Deferred tax assets (liabilities)	December 31, 2014	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	780,118	(249,058)	815,600	(260,384)	11,326
Exchange differences on translation of foreign operations		(21,481)	6,858	(28,365)	9,056	(2,198)
Losses on valuation of cash flow hedge		(21,533)	6,875	(13,866)	4,427	2,448
Remeasurements of defined benefit liabilities		45,053	(14,384)	45,053	(14,384)	—

	~~W~~	782,157	(249,709)	818,422	(261,285)	11,576

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

36. Earnings (Loss) per Share

(1)	Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2016 and 2015 are computed as follows:

(i)	Basic earnings (loss) per share

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	(569,363,681,793)	(289,641,306,748)	(253,564,133,506)	202,325,337,009
Weighted-average number of ordinary shares outstanding (B)		3,447,079,768	3,447,079,768	3,431,684,164	3,234,974,796

Basic earnings (loss) per share (A/B) (in won)	~~W~~	(165)	(84)	(74)	63

(ii)	Weighted-average number of ordinary shares outstanding

	2016
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,447,079,768	91	313,684,258,888

Weighted-average number of ordinary shares outstanding (A/91)			3,447,079,768

Six-month period ended:
Number of ordinary shares outstanding (A)	3,447,079,768	182	627,368,517,776

Weighted-average number of ordinary shares outstanding (A/182)			3,447,079,768

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

36. Earnings (Loss) per Share, Continued

	2015
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	91	276,283,258,888
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			312,283,258,888

Weighted-average number of ordinary shares outstanding (C/91)			3,431,684,164

Six-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	181	549,530,438,008
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			585,530,438,008

Weighted-average number of ordinary shares outstanding (C/181)			3,234,974,796

(2)	Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2016 and 2015 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*1)	~~W~~	9,853,108	6,202,416	9,462,635	6,119,412

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

38. Guarantees and Commitments

Guarantees and commitments as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	763,951	773,938
Guarantees for bond issuance		1,702,229	1,707,829
Guarantees for loans		809,533	1,234,382
Acceptances for foreign loans		410	607
Letter of guarantee		62,394	32,661
Guarantees for on-lending debt		62,293	83,906
Others		5,803,455	6,130,706

		9,204,265	9,964,029

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,144,538	2,048,160
Others		3,327,004	4,329,573

		5,471,542	6,377,733

Commitments:
Commitments on loans		5,106,091	5,164,417
Others		2,197,763	2,210,395

		7,303,854	7,374,812

	~~W~~	21,979,661	23,716,574

39. Day One Profit or Loss

Changes in deferred day one profit or loss for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	2,507	(23)
New deferrals		(869)	1,458
Amortization		1,528	(792)
Others (end of transaction, etc.)		(3,110)	775

Ending balance	~~W~~	56	1,418

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

40. Trust Accounts

(1)	Trust accounts as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Accrued trust management fee	~~W~~	36,312	32,755
Deposits		113,908	421,762
Borrowings from trust accounts		802,779	1,160,613
Accrued interest on deposits		7,299	10,989

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2016 and 2015 are as follows:

	June 30, 2016			June 30, 2015
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	9,324	11,887	13,881	25,668
Gains from trading of derivative instruments		—	—	719	1,409
Interest expenses on deposits		(1,328)	(3,755)	(9,906)	(20,169)
Interest expenses of borrowings from Trust accounts		(3,366)	(7,743)	(2,662)	(5,139)

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Principals guaranteed money trust	~~W~~	267,507	268,527
Principals and interest guaranteed money trust		227,008	222,734

	~~W~~	494,515	491,261

Principal of money trust	~~W~~	459,123	457,377
Income from trust deposits payable		35,392	33,884

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2016 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund and 4 others, KDB Value PEF VI, KDB Value PEF VII, KDB Sigma PEF, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turn Around PEF, Components and Materials M&A PEF and 3 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, Ubest 3rd Securitization Specialty Co., Ltd and 5 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 40 others
Associates	Korea Electric Power Co., Ltd., Korea Aerospace Industries Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Co., Ltd., GM Korea Company and 119 others, Korea Infrastructure Fund II, Troika Resources Investment PEF and 57 others, NPS 06-02 Neoplux Corporate Restructuring Fund and 86 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2016 and December 31, 2015 are as follows:

	Account	June 30, 2016		December 31, 2015

Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	96,460	159,016
	Allowance for loan losses		(32)	(47)
	Derivative financial assets		3,678	6,939
	Other assets		13	19
	Deposits		17	4,709
	Derivative financial liabilities		781	—
	Other liabilities		4,556	538
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		5,756	3,100
	Borrowings		4,800	—
KDB Ireland Ltd.	Loans		292,713	320,797
	Allowance for loan losses		(118)	(116)
	Derivative financial assets		5,259	3,774
	Other assets		286	329
	Derivative financial liabilities		5	116
KDB Bank Europe Ltd.	Cash and due from banks		390,835	474,007
	Loans		11,647	11,720
	Allowance for loan losses		(15)	(13)
	Derivative financial assets		1,068	907
	Other assets		554	1,093
	Derivative financial liabilities		4,278	5,649
Banco KDB Do Brazil S.A	Cash and due from banks		174,705	117,200
	Loans		116,470	117,200
	Allowance for loan losses		(148)	(42)
	Other assets		948	290
KDB Asia Ltd.	Cash and due from banks		186,352	192,625
	Loans		25,623	70,320
	Allowance for loan losses		(3)	(8)
	Derivative financial assets		366	1,001
	Other assets		316	366
	Deposits		2	12
	Derivative financial liabilities		38	25
KDB Value PEF VI	Securities		50,086	50,162
	Loans		1,366,554	1,367,598
	Allowance for loan losses		(1,285)	(3,572)
	Derivative financial assets		32,850	38,740
	Other assets		21,785	26,918
	Allowance of other assets		(18)	(67)
	Deposits		29,829	39,363
	Borrowings		5,762	5,762
	Derivative financial liabilities		39,139	41,555
	Other liabilities		26	144
	Other provisions		105	290

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

	Account	June 30, 2016		December 31, 2015
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities	~~W~~	44,659	43,624
	Loans		3,593,917	2,523,830
	Allowance for loan losses		(479,756)	(12,101)
	Derivative financial assets		185,993	235,699
	Other assets		4,447	2,650
	Deposits		993,428	472,400
	Derivative financial liabilities		32,258	1,961
	Other liabilities		7,149	575
	Other provisions		424,302	28,856
Others	Securities		225,369	229,680
	Loans		236,805	208,405
	Allowance for loan losses		(2,768)	(1,782)
	Derivative financial assets		21,057	28,842
	Other assets		6,029	6,090
	Allowance of other assets		(3)	(3)
	Deposits		56,638	31,361
	Borrowings		58,805	—
	Derivative financial liabilities		12,130	1,617
	Other liabilities		3,124	2,978
	Other provisions		1,647	1,550
Associates:
Korea Electric Power Co., Ltd.	Securities		227,352	289,432
	Loans		87,751	79,865
	Allowances for loan losses		(39)	(34)
	Derivative financial assets		5,939	2,233
	Other assets		247	309
	Deposits		33,373	68,406
	Borrowings		6,275	—
	Derivative financial liabilities		8,961	8,856
	Other liabilities		16	233
Korea Aerospace Industries Co., Ltd.	Loans		103,980	99,392
	Allowances for loan losses		(203)	(53)
	Other assets		—	415
	Deposits		4,145	390
	Other liabilities		858	256
Others	Securities		4,813	4,813
	Loans		2,844,991	5,325,926
	Allowances for loan losses		(589,200)	(2,152,018)
	Derivative financial assets		5,393	112,135
	Other assets		557	286
	Deposits		771,742	817,722
	Derivative financial liabilities		1,702	3,906
	Other liabilities		94,835	269,196

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2016 and 2015 are as follows:

	Account	2016		2015
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	203	644
	Dividend income		31,062	30,317
	Reversal of allowance for loan losses		—	46
	Fees and commission income, other income		2,932	5,472
	Provision for loan losses		(2)	—
	Other operating expenses		(4,327)	(2,042)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		5,319	4,208
	Fees and commission income, other income		5	308
	Interest expenses		(12)	(17)
	Other operating expenses		—	(2)
KDB Ireland Ltd.	Interest income		1,328	947
	Reversal of allowance for loan losses		90	14
	Fees and commission income, other income		1,317	181
	Provision for loan losses		(76)	(7)
	Other operating expenses		(768)	(1,251)
KDB Bank Europe Ltd.	Interest income		2,836	2,140
	Reversal of allowance for loan losses		—	45
	Fees and commission income, other income		170	2,850
	Provision for loan losses		(2)	(43)
	Other operating expenses		(1,688)	(11,355)
Banco KDB Do Brazil S.A	Interest income		1,341	200
	Reversal of allowance for loan losses		21	18
	Provision for loan losses		(32)	—
	Other operating expenses		(116)	(8)
KDB Asia Ltd.	Interest income		1,181	628
	Reversal of allowance for loan losses		31	65
	Fees and commission income, other income		821	1,035
	Interest expenses		—	(1)
	Provision for loan losses		(18)	(64)
	Other operating expenses		(599)	(690)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

	Account	2016		2015
KDB Value PEF VI	Interest income	~~W~~	24,502	28,294
	Fees and commission income, other income		20,920	22,319
	Interest expenses		—	(8)
	Other operating expenses		(6,759)	(20,352)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)	Interest income		43,498	26,813
	Dividend income		—	9,033
	Reversal of allowance for loan losses		3,581	—
	Fees and commission income, other income		30,844	62,424
	Interest expenses		(2,337)	(267)
	Provision for loan losses		(471,482)	(1,759)
	Other operating expenses		(467,689)	(5,584)
Others	Interest income		9,435	8,897
	Dividend income		32,936	75,307
	Reversal of allowance for loan losses		3,240	4,375
	Fees and commission income, other income		16,301	23,592
	Interest expenses		(92)	(319)
	Provision for loan losses		(2,095)	(11,891)
	Other operating expenses		(22,438)	(2,339)
Associates:
Korea Electric Power Co., Ltd.	Interest income		4,435	15,585
	Dividend income		654,829	96,080
	Fees and commission income, other income		8,597	1,956
	Interest expenses		(767)	(1,380)
	Provision for loan losses		(5)	—
	Other operating expenses		(3,687)	(1,711)
Korea Aerospace Industries Co., Ltd.	Interest income		1,857	2,432
	Dividend income		10,298	6,436
	Fees and commission income, other income		421,394	1,722
	Interest expenses		(22)	(11)
	Provision for loan losses		(105)	(24)
	Other operating expenses		(625)	(118)
Others	Interest income		70,423	133,414
	Dividend income		134,884	80,308
	Fees and commission income, other income		55,956	108,421
	Interest expenses		(3,436)	(3,552)
	Provision for loan losses		(234,249)	(211,572)
	Other operating expenses		(69,461)	(88,938)

		~~W~~	303,698	391,221

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

(*1)	Daewoo Shipbuilding & Marine Engineering Co., Ltd. has been included in the Bank’s subsidiary for the period ended June 30, 2016 and in the Bank’s associate for the period ended June 30, 2015.

(4)	Details of guarantees and commitments to the related parties as of June 30, 2016 and December 31, 2015 are as follows:

	Account	June 30, 2016		December 31, 2015
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	196,232	1,000
	Unconfirmed acceptances and guarantees		—	67,156
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,656,744	1,066,762
	Unconfirmed acceptances and guarantees		2,011,149	2,473,623
Others	Loan commitments		444,700	520,000
Associates:
Korea Electric Power Co., Ltd.	Confirmed acceptances and guarantees		—	209,773
Korea Aerospace Industries Co., Ltd.	Confirmed acceptances and guarantees		511,209	540,169
	Unconfirmed acceptances and guarantees		102,202	102,843
Others	Confirmed acceptances and guarantees		283,136	1,134,625
	Unconfirmed acceptances and guarantees		113,151	867,998
	Loan commitments		244,581	250,111

		~~W~~	5,563,104	7,234,060

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Short-term employee benefits	~~W~~	(402)	(991)
Post-employment benefits		(3)	(42)

	~~W~~	(405)	(1,033)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

41. Related Party Transactions, Continued

(6)	Details of assets pledged as collaterals from the related parties as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	79,530	77,569	KDB Ireland Ltd.

	December 31, 2015
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	74,854	78,055	KDB Ireland Ltd.

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2016 and 2015 are as follows:

	June 30, 2016		June 30, 2015
Cash and due from banks:
Cash and foreign currencies	~~W~~	69,162	100,392
Due from banks in Korean won		541,455	933,557
Due from banks in foreign currencies		3,001,732	3,609,710

		3,612,349	4,643,659

Less: Restricted due from banks, others		(1,929,648)	(2,092,918)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		176,832	452,781
Loans:
Call-loans		6,729,234	2,935,788
Inter-bank loans		972,548	801,358

		7,701,782	3,737,146

		7,878,614	4,189,927

Cash and cash equivalents	~~W~~	9,561,315	6,740,668

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

42. Statements of Cash Flows, Continued

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016		2015
Decrease in loans due to write-offs	~~W~~	351,994	399,718
Increase in available-for-sale financial assets due to debt-to-equity swap		27,722	119,444
Increase of available-for-sale financial assets due to the contribution from the government		—	1,200,000
Increase of investments in associates due to the contribution from the government		—	800,000
Decrease in accumulated other comprehensive income due to securities valuation		(17,614)	(46,809)
Deferred income tax effect due to securities valuation		4,262	11,326
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		—	42,653
Reclassification of loans to investments in subsidiaries and associates		—	23,708
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		11,541	—
Transfer from investment property to property and equipment		—	175
Transfer from property and equipment to investment property		6,748	1,202

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016			December 31, 2015
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements sold	~~W~~	3,476,733	2,099,181	2,948,186	2,124,836
Loaned debt securities		20,602	—	—	—

	~~W~~	3,497,335	2,099,181	2,948,186	2,124,836

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

(1)	Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,330,840	711,672	—	2,042,512
Available-for-sale financial assets		2,773,357	23,824,003	11,748,258	38,345,618
Derivative financial assets		61	6,482,112	36,080	6,518,253

	~~W~~	4,104,258	31,017,787	11,784,338	46,906,383

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,899,233	—	1,899,233
Derivative financial liabilities		218	5,550,411	160,636	5,711,265

	~~W~~	218	7,449,644	160,636	7,610,498

	December 31, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,077,473	703,261	—	1,780,734
Available-for-sale financial assets		2,576,602	27,627,457	11,087,560	41,291,619
Derivative financial assets		37	5,683,843	73,876	5,757,756

	~~W~~	3,654,112	34,014,561	11,161,436	48,830,109

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,619,439	3,179	1,622,618
Derivative financial liabilities		59	5,553,941	88,363	5,642,363

	~~W~~	59	7,173,380	91,542	7,264,981

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2016	~~W~~	11,087,560	73,876	11,161,436	3,179	88,363	91,542
Profit or loss		(26,066)	(26,700)	(52,766)	—	(72,071)	(72,071)
Other comprehensive loss		(87,361)	—	(87,361)	—	—	—
Acquisition / Issue		1,001,487	39,246	1,040,733	—	265,548	265,548
Sale / Settlement		(225,543)	(14,542)	(240,085)	(3,179)	(2,022)	(5,201)
Transfer in		—	—	—	—	—	—
Transfer out		(1,819)	(35,800)	(37,619)	—	(119,182)	(119,182)

June 30, 2016	~~W~~	11,748,258	36,080	11,784,338	—	160,636	160,636

	2015
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2015	~~W~~	9,255,532	70,033	9,325,565	4,958	44,906	49,864
Profit or loss		(21,929)	(160,469)	(182,398)	776	(139,433)	(138,657)
Other comprehensive income		14,449	—	14,449	—	—	—
Acquisition / Issue		1,631,947	214,393	1,846,340	—	160,466	160,466
Sale / Settlement		(254,246)	(17,001)	(271,247)	(492)	(1,458)	(1,950)

June 30, 2015	~~W~~	10,625,753	106,956	10,732,709	5,242	64,481	69,723

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2016 and December 31, 2015 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options

Financial liabilities designated at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(iv)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2016 and December 31, 2015 are as follows:

June 30, 2016
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach	Discount rate	1.49 ~ 18.50
		Growth rate	0.00
		Rate of increase in liquidation value	0.00
		Rate of increase in property disposal price	0.00
		Discount rate of rent cash flow	5.29 ~ 11.69
		Volatility	14.25 ~ 34.70
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	25.70 ~ 33.80
		Correlation coefficient	(-)0.58 ~ 0.96
Interest rate options	Modified Black model	Volatility	25.70 ~ 33.80
Stock index options	Black-Scholes model	Volatility	14.12 ~ 120.18
Equity options	Finite difference method	Volatility	14.12 ~ 120.18
		Correlation coefficient	(-)0.02 ~ 0.83

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2015
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow method, Risk-adjusted discount rate method, Relative value approach	Discount rate	2.93 ~ 28.00
		Growth rate	0.00
		Rate of increase in Liquidation value	0.00
		Rate of increase in property disposal price	1.80
		Discount rate of rent cash flow	8.01
		Volatility	8.20 ~ 22.19
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	19.69 ~ 26.33
		Correlation coefficient	0.02 ~ 0.97
Interest rate options	Modified Black model	Volatility	19.69 ~ 26.33
Stock index options	Black-Scholes model	Volatility	15.36 ~ 87.44
Equity options	Finite difference method	Volatility	15.36 ~ 87.44
		Correlation coefficient	(-)0.02 ~ 0.70
Financial liabilities designated at FVTPL:
Borrowings	Finite difference method	Volatility	15.36 ~ 87.44
		Correlation coefficient	(-)0.02 ~ 0.70

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2016 and December 31, 2015 is as follows:

	June 30, 2016
	Profit(loss) for the period			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,446,256	(360,488)
Derivatives financial instruments(*2)		2,113	(9,387)	—	—

	~~W~~	2,113	(9,387)	1,446,256	(360,488)

	December 31, 2015
	Profit(loss) for the period			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,178,299	(331,081)
Derivatives financial instruments(*2)		4,479	(7,775)	—	—
Financial liabilities designated at FVTPL(*2)		57	(71)	—	—

	~~W~~	4,536	(7,846)	1,178,299	(331,081)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	1,682,701	1,929,536	—	3,612,237
Held-to-maturity financial assets		5,161	11,713	—	16,874
Loans(*1)		—	6,729,234	136,857,379	143,586,613
Other financial assets(*1)		—	7,900,688	1,063,918	8,964,606

	~~W~~	1,687,862	16,571,171	137,921,297	156,180,330

Financial liabilities:
Deposits(*1)	~~W~~	—	1,890,317	39,507,401	41,397,718
Borrowings(*1)		—	2,097,648	23,074,372	25,172,020
Debentures		—	112,622,044	—	112,622,044
Other financial liabilities(*1)		—	7,758,458	3,021,137	10,779,595

	~~W~~	—	124,368,467	65,602,910	189,971,377

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	1,981,336	2,897,442	—	4,878,778
Held-to-maturity financial assets		5,473	23,647	—	29,120
Loans(*1)		—	2,676,162	138,057,318	140,733,480
Other financial assets(*1)		—	5,213,745	750,890	5,964,635

	~~W~~	1,986,809	10,810,996	138,808,208	151,606,013

Financial liabilities:
Deposits(*1)	~~W~~	—	1,295,733	38,681,114	39,976,847
Borrowings(*1)		—	2,557,451	21,961,522	24,518,973
Debentures		—	117,035,204	—	117,035,204
Other financial liabilities(*1)		—	5,066,290	3,128,692	8,194,982

	~~W~~	—	125,954,678	63,771,328	189,726,006

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed by fair value.

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2016 and December 31, 2015 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	1,682,701	—	—	—	—	1,929,536	—	—	3,612,237
Financial assets held for trading		176,832	1,865,680	—	—	—	—	—	—	2,042,512
Available-for- sale financial assets		—	—	—	38,345,618	—	—	—	—	38,345,618
Held-to-maturity financial assets		—	—	—	—	16,560	—	—	—	16,560
Loans		7,701,782	—	—	—	—	132,819,004	—	—	140,520,786
Derivative financial assets		—	5,295,107	—	—	—	—	—	1,223,146	6,518,253
Other financial assets		—	—	—	—	—	8,954,272	—	—	8,954,272

	~~W~~	9,561,315	7,160,787	—	38,345,618	16,560	143,702,812	—	1,223,146	200,010,238

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,899,233	—	—	—	—	—	1,899,233
Deposits		—	—	—	—	—	—	41,296,992	—	41,296,992
Borrowings		—	—	—	—	—	—	25,041,721	—	25,041,721
Debentures		—	—	—	—	—	—	112,868,284	—	112,868,284
Derivative financial liabilities		—	5,130,277	—	—	—	—	—	580,988	5,711,265
Other financial liabilities		—	—	—	—	—	—	10,779,502	—	10,779,502

	~~W~~	—	5,130,277	1,899,233	—	—	—	189,986,499	580,988	197,596,997

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2015
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	1,981,336	—	—	—	—	2,897,442	—	—	4,878,778
Financial assets held for trading		110,513	1,670,221	—	—	—	—	—	—	1,780,734
Available-for- sale financial assets		—	—	—	41,291,619	—	—	—	—	41,291,619
Held-to-maturity financial assets		—	—	—	—	28,560	—	—	—	28,560
Loans		3,929,030	—	—	—	—	132,860,619	—	—	136,789,649
Derivative financial assets		—	4,981,506	—	—	—	—	—	776,250	5,757,756
Other financial assets		—	—	—	—	—	5,956,547	—	—	5,956,547

	~~W~~	6,020,879	6,651,727	—	41,291,619	28,560	141,714,608	—	776,250	196,483,643

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,622,618	—	—	—	—	—	1,622,618
Deposits		—	—	—	—	—	—	39,934,892	—	39,934,892
Borrowings		—	—	—	—	—	—	24,400,590	—	24,400,590
Debentures		—	—	—	—	—	—	116,894,020	—	116,894,020
Derivative financial liabilities		—	4,688,497	—	—	—	—	—	953,866	5,642,363
Other financial liabilities		—	—	—	—	—	—	8,194,931	—	8,194,931

	~~W~~	—	4,688,497	1,622,618	—	—	—	189,424,433	953,866	196,689,414

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,518,253	—	6,518,253	4,380,418	—	2,137,835
Unsettled spot exchange receivables(*1)		7,062,892	—	7,062,892	7,016,849	—	46,043
Unsettled domestic exchange receivables		2,121,159	1,283,363	837,796	—	—	837,796
Security pledged as collateral for repurchase agreements sold		3,476,733	—	3,476,733	2,099,181	—	1,377,552
Repurchase agreements bought		415,729	—	415,729	415,729	—	—
Loaned debt securities		20,602	—	20,602	20,602	—	—
Receivables from securities transaction		328,396	—	328,396	328,396	—	—

	~~W~~	19,943,764	1,283,363	18,660,401	14,261,175	—	4,399,226

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

46. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2016
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	5,711,265	—	5,711,265	4,222,833	—	1,488,432
Unsettled spot exchange payables(*1)		7,066,276	—	7,066,276	7,016,849	—	49,427
Unsettled domestic exchange payables		1,975,545	1,283,363	692,182	—	—	692,182
Repurchase agreements sold		2,099,181	—	2,099,181	2,099,181	—	—
Payables from securities transaction		269,087	—	269,087	269,087	—	—

	~~W~~	17,121,354	1,283,363	15,837,991	13,607,950	—	2,230,041

	December 31, 2015
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	5,757,756	—	5,757,756	3,469,468	—	2,288,288
Unsettled spot exchange receivables(*1)		4,647,121	—	4,647,121	4,480,782	—	166,339
Unsettled domestic exchange receivables		1,975,610	1,408,986	566,624	—	—	566,624
Security pledged as collateral for repurchase agreements sold		2,948,186	—	2,948,186	2,124,836	—	823,350
Repurchase agreements bought		434,854	—	434,854	434,854	—	—
Receivables from securities transaction		34,008	—	34,008	34,008	—	—

	~~W~~	15,797,535	1,408,986	14,388,549	10,543,948	—	3,844,601

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2015
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	5,642,363	—	5,642,363	4,038,156	—	1,604,207
Unsettled spot exchange payables(*1)		4,647,945	—	4,647,945	4,480,782	—	167,163
Unsettled domestic exchange payables		1,827,331	1,408,986	418,345	—	—	418,345
Repurchase agreements sold		2,124,836	—	2,124,836	2,124,836	—	—
Payables from securities transaction		30,356	—	30,356	30,356	—	—

	~~W~~	14,272,831	1,408,986	12,863,845	10,674,130	—	2,189,715

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

47. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Business	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	148,339	(317,073)	16,364	(690,215)	(842,585)
Operating income (loss) from intersegment sales		(87,930)	(600,030)	—	687,960	—

	~~W~~	60,409	(917,103)	16,364	(2,255)	(842,585)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

47. Operating Segments, Continued

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	372,886	(291,198)	25,743	458,913	566,344
Operating income (loss) from intersegment sales		(9,823)	257,114	—	(247,291)	—

	~~W~~	363,063	(34,084)	25,743	211,622	566,344

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2016 and 2015 are as follows:

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	797,845	(105,024)	6,650	37,344	736,815
Non-interest income
Income related to securities(*1)		203,446	12,720	—	29,527	245,693
Other non-interest income		156,660	1,415,162	14,095	(56,742)	1,529,175

		360,106	1,427,882	14,095	(27,215)	1,774,868
Provision for loan losses and others(*2)		(849,447)	(2,194,878)	—	(8,133)	(3,052,458)
General and administrative expenses		(248,095)	(45,083)	(4,381)	(4,251)	(301,810)

Operating income	~~W~~	60,409	(917,103)	16,364	(2,255)	(842,585)

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	567,944	52,584	3,221	159,249	782,998
Non-interest income
Income related to securities(*1)		12,042	64,903	—	42,959	119,904
Other non-interest income		419,507	281,971	27,383	17,185	746,046

		431,549	346,874	27,383	60,144	865,950
Provision for loan losses and others(*2)		(380,817)	(390,269)	—	(430)	(771,516)
General and administrative expenses		(255,613)	(43,273)	(4,861)	(7,341)	(311,088)

Operating income	~~W~~	363,063	(34,084)	25,743	211,622	566,344

(*1)	Income related to securities is composed of net gain (loss) on financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and provision for other losses.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

47. Operating Segments, Continued

(4)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2016 and 2015 and the geographical non-current asset information as of June 30, 2016 and December 31, 2015 are as follows:

	Revenues(*1)			Non-current assets(*2)
	June 30, 2016		June 30, 2015	June 30, 2016	December 31, 2015
Domestic	~~W~~	11,104,812	8,507,617	25,381,086	25,901,145
Overseas		456,645	426,842	4,715	4,718

	~~W~~	11,561,457	8,934,459	25,385,801	25,905,863

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and seven other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments., and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee decides the guidelines of review and approval on retail loan and exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For six-month the period ended June 30, 2016, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	The Objective of BIS ratio management and limit of internal capital for the year

•	The emergency financing plan for the year

•	Major reporting

•	Resolutions from the Credit Committee on the quarterly basis

•	Integrated crisis analysis on the semi-annually basis

•	Allocation and management standards of internal capital limits

•	The plan for the improvement of the credit rating system

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

•	The plan of proceeding of the enterprise credit rating system

•	The result of the simulation of the Business Continuity Plan

•	The result of regular corporate credit ratings

•	The improvement of management system on industrial exposure limits

•	The result of verifications on the credit rating system and the probability of default

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010 Mar. 2012	Calculate corporate credit rating Corporate credit rating system build-up based on K-IFRS
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA Fermat	Feb. 2006 Mar. 2014	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May. 2006 May. 2009	Manage process and calculate CSA, KRI and OPVaR Pre-operate the AMA
BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk- weighted assets

(vii) Response to Basel

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc.) by continuously improving related systems and policies. Furthermore, the Bank completed the “Basel III standard risk management system” in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio was measured in accordance to the Basel III regulations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each segment and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non- quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

Details of loans as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016		December 31, 2015
Neither past due nor impaired	~~W~~	137,303,798	134,014,882
Past due but not impaired		147,545	402,789
Impaired		8,613,861	6,550,658

		146,065,204	140,968,329
Allowance for loan losses		(5,533,601)	(4,159,300)
Present value discount		(15,162)	(23,361)
Deferred loan origination costs and fees		4,345	3,981

Net value	~~W~~	140,520,786	136,789,649

Ratio of allowance for loan losses to total loans		3.79%	2.95%

Loans that are neither past due nor impaired as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	40,165,071	49,736,364	4,556,353	24,868,957	1,636,455	11,645,181	132,608,381
CCC (Precautionary)		2,488,213	423,250	—	1,026,120	17,093	354,767	4,309,443
CC (Substandard)		33,665	5,394	—	329,687	8,220	9,008	385,974
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	42,686,949	50,165,008	4,556,353	26,224,764	1,661,768	12,008,956	137,303,798

	December 31, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	40,681,107	50,093,508	4,593,050	25,825,636	2,005,386	7,815,902	131,014,589
CCC (Precautionary)		891,341	363,949	—	199,182	266,716	123,429	1,844,617
CC (Substandard)		60,575	57,394	—	629,625	306,220	101,862	1,155,676
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	41,633,023	50,514,851	4,593,050	26,654,443	2,578,322	8,041,193	134,014,882

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

Loans that are past due but not impaired as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total

Within 30 days	~~W~~	30,195	25,516	5,485	17,559	—	—	78,755
30 ~ 60 days		9,983	7,959	837	—	—	—	18,779
60 ~ 90 days		50,011	—	—	—	—	—	50,011

	~~W~~	90,189	33,475	6,322	17,559	—	—	147,545

	December 31, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	102,076	80,252	10,805	172,469	2,000	9,273	376,875
30 ~ 60 days		6,478	11,920	1,019	—	—	212	19,629
60 ~ 90 days		65	6,220	—	—	—	—	6,285

	~~W~~	108,619	98,392	11,824	172,469	2,000	9,485	402,789

Impaired loans as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	4,107,751	1,281,192	—	925,383	905,482	962,702	8,182,510
Collective		138,789	85,156	4,473	85,980	4,071	112,882	431,351

	~~W~~	4,246,540	1,366,348	4,473	1,011,363	909,553	1,075,584	8,613,861

	December 31, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	3,658,942	1,164,279	—	50,476	578,674	854,150	6,306,521
Collective		96,906	25,499	4,770	85,769	5,804	25,389	244,137

	~~W~~	3,755,848	1,189,778	4,770	136,245	584,478	879,539	6,550,658

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2016.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>

Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions and banks
	SA(*1)	— Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		— Special lending, non-residence, non-bank financial institutions

(*1)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment are less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure after credit risk mitigation by asset type as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	17,116,587	—	17,116,587
Bank		20,619,091	—	20,619,091
Corporate		136,630,699	(535,085)	136,095,614
Stock		31,418,192	—	31,418,192
Indirect investments		4,402,784	—	4,402,784
Asset securitization		5,382,332	—	5,382,332
Over-the-counter derivatives		10,933,008	(6,597,828)	4,335,180
Retail assets		2,897,514	(6,334)	2,891,180
Others		46,042,927	(1,098,839)	44,944,088

	~~W~~	275,443,134	(8,238,086)	267,205,048

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	17,272,360	—	17,272,360
Bank		17,462,101	—	17,462,101
Corporate		139,519,518	(434,529)	139,084,989
Stock		29,508,512	—	29,508,512
Indirect investments		4,499,295	—	4,499,295
Asset securitization		4,848,090	—	4,848,090
Over-the-counter derivatives		9,983,539	(5,453,988)	4,529,551
Retail assets		3,112,058	(12,911)	3,099,147
Others		64,012,739	(1,432,694)	62,580,045

	~~W~~	290,218,212	(7,334,122)	282,884,090

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,030,437	66,507	241,235	664,558	3,002,737
Available-for-sale financial assets:
Bonds (excluding government bonds)		12,197,443	721,780	645,334	332,877	13,897,434
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	11,713	11,713
Loans		134,982,835	619,913	683,826	4,640,607	140,927,181
Derivative financial assets		1,210,111	1,055	—	13,509	1,224,675
Other assets		9,061,936	12,790	9,802	64,110	9,148,638

		159,482,762	1,422,045	1,580,197	5,727,374	168,212,378

Guarantees		14,266,996	—	231,612	177,199	14,675,807
Commitments		6,761,458	42,866	200,896	298,634	7,303,854

		21,028,454	42,866	432,508	475,833	21,979,661

	~~W~~	180,511,216	1,464,911	2,012,705	6,203,207	190,192,039

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,145,914	86,846	142,298	1,063,360	3,438,418
Available-for-sale financial assets:
Bonds (excluding government bonds)		14,541,790	763,321	637,429	421,890	16,364,430
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	23,648	23,648
Loans		131,001,756	427,836	535,783	4,395,855	136,361,230
Derivative financial assets		774,500	1,579	—	1,617	777,696
Other assets		5,818,154	40,249	7,046	167,223	6,032,672

		154,282,114	1,319,831	1,322,556	6,073,593	162,998,094

Guarantees		15,889,842	—	215,784	236,137	16,341,763
Commitments		6,773,318	24,584	225,105	351,804	7,374,811

		22,663,160	24,584	440,889	587,941	23,716,574

	~~W~~	176,945,274	1,344,415	1,763,445	6,661,534	186,714,668

Industry information of credit exposure as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	2,639,514	363,223	3,002,737
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,071,226	8,500,615	1,325,593	13,897,434
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	11,713	11,713
Loans		64,909,733	64,896,689	11,120,759	140,927,181
Derivative financial assets		—	1,224,675	—	1,224,675
Other assets		127,469	220,337	8,800,832	9,148,638

		69,108,428	77,481,830	21,622,120	168,212,378

Guarantees		12,181,615	1,756,925	737,267	14,675,807
Commitments		582,316	4,621,479	2,100,059	7,303,854

		12,763,931	6,378,404	2,837,326	21,979,661

	~~W~~	81,872,359	83,860,234	24,459,446	190,192,039

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	3,026,198	412,220	3,438,418
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,704,758	9,772,231	1,887,441	16,364,430
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	23,648	23,648
Loans		63,963,030	61,074,745	11,323,455	136,361,230
Derivative financial assets		—	777,696	—	777,696
Other assets		130,011	213,606	5,689,055	6,032,672

		68,797,799	74,864,476	19,335,819	162,998,094

Guarantees		12,862,362	2,443,549	1,035,852	16,341,763
Commitments		614,740	4,685,958	2,074,113	7,374,811

		13,477,102	7,129,507	3,109,965	23,716,574

	~~W~~	82,274,901	81,993,983	22,445,784	186,714,668

Credit exposures of due from banks and debt securities by credit rating as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	285,376	2,012,409	—	2,297,785
A+ ~ A-		1,567,580	3,630,376	—	5,197,956
BBB+ ~ BB-		984,781	6,506,354	—	7,491,135
Below BB-		—	206,243	—	206,243
Unrated		165,000	1,542,052	11,713	1,718,765

	~~W~~	3,002,737	13,897,434	11,713	16,911,884

	December 31, 2015
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	213,378	2,396,325	—	2,609,703
A+ ~ A-		1,631,190	4,207,833	—	5,839,023
BBB+ ~ BB-		1,269,731	8,334,859	11,844	9,616,434
Below BB-		—	181,844	—	181,844
Unrated		324,119	1,243,569	11,804	1,579,492

	~~W~~	3,438,418	16,364,430	23,648	19,826,496

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

—	Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

—	Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2016 and December 31, 2015 are as follows:

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

BIS capital adequacy ratio

	June 30, 2016		December 31, 2015
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	27,009,809	27,573,549
Additional Tier 1 capital		9,045	1,553,158

		27,018,854	29,126,707
Tier 2 capital		5,009,383	4,611,071

	~~W~~	32,028,237	33,737,778

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	210,066,432	225,215,979
Market risk-weighted assets		2,405,533	6,934,967
Operational risk-weighted assets		4,943,666	6,059,533

	~~W~~	217,415,631	238,210,479

BIS capital adequacy ratio (A/B):		14.73%	14.16%
Tier 1 capital ratio:		12.43%	12.23%
Common Equity Tier 1 ratio		12.42%	11.58%
Additional Tier 1 capital ratio		0.01%	0.65%
Tier 2 capital ratio		2.30%	1.93%

Equity capital based on BIS

	June 30, 2016		December 31, 2015
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	17,235,399	17,235,399
Capital surplus		1,550,537	1,565,666
Retained earnings		7,274,529	7,832,331
Non-controlling interests		2,085	1,751
Accumulated other comprehensive income		1,048,366	908,954
Other capital adjustments		—	222,436
Common stock deductibles		(101,107)	(192,988)

		27,009,809	27,573,549
Additional Tier 1 capital (D)
Non-controlling interests		9,045	1,553,158

		27,018,854	29,126,707

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		1,360,401	1,303,241
Qualified capital securities		2,100,000	1,400,000
Non-qualified capital securities		1,548,358	1,806,418
Non-controlling interests		624	101,412

		5,009,383	4,611,071

Equity capital (A+B)	~~W~~	32,028,237	33,737,778

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Average		Max	Min	June 30, 2016
Interest rate	~~W~~	4,404	5,901	3,007	4,182
Stock price		392	979	70	251
Foreign exchange rate		1,186	9,342	349	9,342
Option		526	2,361	136	726
Diversification effect		(1,358)	(9,349)	(269)	(5,267)

	~~W~~	5,150	9,234	3,293	9,234

	December 31, 2015
	Average		Max	Min	December 31, 2015
Interest rate	~~W~~	3,582	5,000	1,799	4,533
Stock price		250	734	23	72
Foreign exchange rate		1,436	9,526	504	9,526
Commodity		5	1,349	—	—
Option		267	701	96	658
Diversification effect		(1,267)	(7,615)	(322)	(5,094)

	~~W~~	4,273	9,695	2,100	9,695

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of June 30, 2016 and December 31, 2015 are as follows:

June 30, 2016
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,085,849	22,985

December 31, 2015
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,035,670	98,171

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	599,699	2,789,368	18,741	54,880	5,924	143,625	3,612,237
Financial assets held for trading		1,841,821	176,697	21,729	—	—	2,265	2,042,512
Available-for-sale financial assets		34,723,272	3,399,112	62,860	107,881	—	52,493	38,345,618
Held-to-maturity financial assets		4,847	11,713	—	—	—	—	16,560
Loans		102,448,864	35,401,531	873,817	1,606,111	27,236	163,227	140,520,786
Derivative financial assets		4,528,388	1,951,080	20,681	12,629	—	5,475	6,518,253
Other financial assets		5,214,458	3,178,054	102,738	10,643	1,744	446,635	8,954,272

		149,361,349	46,907,555	1,100,566	1,792,144	34,904	813,720	200,010,238

Financial liabilities:
Financial liabilities designated at FVTPL		1,899,233	—	—	—	—	—	1,899,233
Deposits		35,608,177	5,393,854	17,184	276,673	466	638	41,296,992
Borrowings		10,189,724	13,525,682	97,936	1,223,361	—	5,018	25,041,721
Debentures		86,486,089	18,628,759	1,637,640	1,045,960	435,005	4,634,831	112,868,284
Derivative financial liabilities		4,311,760	1,363,704	24,220	8,620	—	2,961	5,711,265
Other financial liabilities		6,459,169	3,649,638	112,164	43,876	5,407	509,248	10,779,502

		144,954,152	42,561,637	1,889,144	2,598,490	440,878	5,152,696	197,596,997

Net financial position	~~W~~	4,407,197	4,345,918	(788,578)	(806,346)	(405,974)	(4,338,976)	2,413,241

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,431,484	3,342,169	6,063	39,247	4,584	55,231	4,878,778
Financial assets held for trading		1,715,494	65,240	—	—	—	—	1,780,734
Available-for-sale financial assets		37,171,988	3,834,664	50,879	141,244	—	92,844	41,291,619
Held-to-maturity financial assets		4,913	23,647	—	—	—	—	28,560
Loans		102,350,948	32,229,459	723,483	1,394,994	49,917	40,848	136,789,649
Derivative financial assets		4,770,240	952,730	20,308	7,984	—	6,494	5,757,756
Other financial assets		3,374,651	2,045,778	42,334	150,232	498	343,054	5,956,547

		150,819,718	42,493,687	843,067	1,733,701	54,999	538,471	196,483,643

Financial liabilities:
Financial liabilities designated at FVTPL		1,622,618	—	—	—	—	—	1,622,618
Deposits		34,964,246	4,687,905	17,988	262,546	165	2,042	39,934,892
Borrowings		10,642,305	12,455,795	125,977	1,174,504	—	2,009	24,400,590
Debentures		90,504,862	17,964,007	1,484,674	1,418,624	434,497	5,087,356	116,894,020
Derivative financial liabilities		4,880,612	728,307	24,184	6,807	—	2,453	5,642,363
Other financial liabilities		5,350,444	2,241,974	48,237	170,718	981	382,577	8,194,931

		147,965,087	38,077,988	1,701,060	3,033,199	435,643	5,476,437	196,689,414

Net financial position	~~W~~	2,854,631	4,415,699	(857,993)	(1,299,498)	(380,644)	(4,937,966)	(205,771)

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval – Maturing liquidity liability in the interval) / total assets X 100

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

Early warning indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	2,331,401	198,633	524,128	541,959	31,496	3,627,617
Financial assets held for trading		2,042,512	—	—	—	—	2,042,512
Available-for-sale financial assets		312,877	1,380,317	12,484,611	11,519,853	14,228,482	39,926,140
Held-to-maturity financial assets		4	39	2,712	14,698	—	17,453
Loans		13,679,616	13,468,617	45,261,628	59,951,776	16,829,552	149,191,189
Other financial assets		7,905,178	—	—	—	1,051,632	8,956,810

	~~W~~	26,271,588	15,047,606	58,273,079	72,028,286	32,141,162	203,761,721

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	144,498	73,513	963,880	183,202	1,253,157	2,618,250
Deposits		14,819,856	7,043,978	17,384,437	2,318,512	397,404	41,964,187
Borrowings		5,165,280	3,276,468	8,784,919	6,594,074	1,520,599	25,341,340
Debentures		3,030,083	8,272,101	35,815,830	53,603,523	20,743,491	121,465,028
Other financial liabilities		8,693,920	1,999,833	—	—	55,364	10,749,117

	~~W~~	31,853,637	20,665,893	62,949,066	62,699,311	23,970,015	202,137,922

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	3,459,943	230,206	732,647	507,467	2,277	4,932,540
Financial assets held for trading		1,780,734	—	—	—	—	1,780,734
Available-for-sale financial assets		239,697	712,299	13,703,782	15,179,957	13,354,563	43,190,298
Held-to-maturity financial assets		16	1	14,034	15,965	—	30,016
Loans		10,437,948	13,100,914	44,932,063	62,009,960	17,527,508	148,008,393
Other financial assets		5,215,290	—	—	—	744,110	5,959,400

	~~W~~	21,133,628	14,043,420	59,382,526	77,713,349	31,628,458	203,901,381

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	176,711	113,780	569,296	262,144	1,176,878	2,298,809
Deposits		15,026,497	6,154,963	16,720,835	2,455,149	297,536	40,654,980
Borrowings		5,502,490	2,516,252	8,946,213	6,493,828	1,498,915	24,957,698
Debentures		4,024,749	8,129,568	33,281,834	62,094,598	18,320,297	125,851,046
Other financial liabilities		6,377,327	1,766,910	—	—	53,880	8,198,117

	~~W~~	31,107,774	18,681,473	59,518,178	71,305,719	21,347,506	201,960,650

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2016 and December 31, 2015 are as follows:

Net settlement of derivative financial instruments

		June 30, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(334)	(125)	(1,029)	—	—	(1,488)
Interest rate		(13,207)	(636)	316,287	64,172	(263,596)	103,020
Stock		103	4	—	—	—	107
Hedging purpose derivatives:
Interest rate		29,604	61,564	135,466	977,470	2,969,007	4,173,111

	~~W~~	16,166	60,807	450,724	1,041,642	2,705,411	4,274,750

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

	December 31, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	24	33	(265)	—	—	(208)
Interest rate		7,164	9,020	(44,239)	38,523	(178,784)	(168,316)
Stock		(43)	—	—	—	—	(43)
Hedging purpose derivatives:
Interest rate		40,376	79,401	136,261	729,405	3,125,962	4,111,405

	~~W~~	47,521	88,454	91,757	767,928	2,947,178	3,942,838

Gross settlement of derivative financial instruments

	June 30, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	31,140,246	21,353,459	63,233,563	36,330,265	2,778,827	154,836,360
Outflow		31,346,139	21,520,403	63,409,656	36,230,954	2,824,478	155,331,630

Hedging purpose derivatives:
Currency
Inflow		673,127	853,443	1,984,008	18,505,442	1,174,986	23,191,006
Outflow		673,422	901,374	2,014,612	18,769,845	1,163,431	23,522,684

Total inflow	~~W~~	31,813,373	22,206,902	65,217,571	54,835,707	3,953,813	178,027,366

Total outflow	~~W~~	32,019,561	22,421,777	65,424,268	55,000,799	3,987,909	178,854,314

	December 31, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	41,535,565	23,312,883	50,986,102	36,310,645	1,749,220	153,894,415
Outflow		33,558,569	23,389,424	50,820,227	36,142,362	1,745,941	145,656,523

Hedging purpose derivatives:
Currency
Inflow		1,212,213	1,379,386	2,029,374	18,338,716	1,300,822	24,260,511
Outflow		1,278,455	1,520,341	2,039,557	18,873,947	1,290,673	25,002,973

Total inflow	~~W~~	42,747,778	24,692,269	53,015,476	54,649,361	3,050,042	178,154,926

Total outflow	~~W~~	34,837,024	24,909,765	52,859,784	55,016,309	3,036,614	170,659,496

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2016 and 2015 (Unaudited), and December 31, 2015

48. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2016 and December 31, 2015 are as follows:

	June 30, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,393,471	1,617,578	5,093,348	6,494,828	76,582	14,675,807
Commitments		308,362	277	1,015,595	3,582,628	2,396,992	7,303,854

	~~W~~	1,701,833	1,617,855	6,108,943	10,077,456	2,473,574	21,979,661

	December 31, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,876,480	1,785,982	4,627,002	7,998,388	53,910	16,341,762
Commitments		395,574	197,210	818,646	3,612,148	2,351,234	7,374,812

	~~W~~	2,272,054	1,983,192	5,445,648	11,610,536	2,405,144	23,716,574

THE REPUBLIC OF KOREA

Land and History

Political History

In November 2016, the prosecutor’s office indicted a confidant of President Park who had allegedly used her ties with the President to extort donations from Korean conglomerates for two non-profit foundations over which she is purported to have substantial influence, and a number of current and former presidential aides on charges of, among others, abuse of power, coercion and leaking classified documents. On November 30, 2016, a special independent prosecutor was appointed to conduct an investigation of the extent of the President’s involvement. Mass weekend rallies have been held in Seoul and other cities for several weeks to protest against President Park. The rallies have remained peaceful and were marked by large candle-lit protests.

On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and letting senior presidential aides help her extort from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. If the Constitutional Court agrees on the constitutionality of the impeachment within 180 days, President Park’s impeachment would trigger a special presidential election within 60 days. Although the Government believes that the Korean economy is resilient enough to withstand any temporary negative impact of such political development, there is no assurance that it will not have a material adverse effect on the Korean economy and public finances.

Government and Politics

Relations with North Korea

In September 2016, North Korea announced that it had successfully tested a nuclear warhead that could be mounted on ballistic missiles. In response, the Government condemned the test, and in November 2016, the United Nations Security Council unanimously passed a resolution imposing additional sanctions on North Korea.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2016 was 3.0% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 4.3% and exports of goods and services increased by 1.3%, each compared with the corresponding period of 2015. Based on preliminary data, GDP growth in the third quarter of 2016 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.9%, gross domestic fixed capital formation increased by 5.4% and exports of goods and services increased by 2.9%, each compared with the corresponding period of 2015.

Prices, Wages and Employment

The inflation rate was 1.0% in the first quarter of 2016, 0.9% in the second quarter of 2016 and 0.8% in the third quarter of 2016. The unemployment rate was 4.3% in the first quarter of 2016, 3.8% in the second quarter of 2016 and 3.6% in the third quarter of 2016.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,970.4 on June 30, 2016, 2,016.2 on July 31, 2016, 2,034.7 on August 31, 2016, 2,043.6 on September 30, 2016, 2,008.2 on October 31, 2016, 1,983.5 on November 30, 2016, 2,026.5 on December 29, 2016, 2,067.6 on January 31, 2017 and 2,084.4 on February 20, 2017.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,164.7 to US$1.00 on June 30, 2016, Won 1,125.7 to US$1.00 on July 31, 2016, Won 1,118.5 to US$1.00 on August 31, 2016, Won 1,096.3 to US$1.00 on September 30, 2016, Won 1,145.2 to US$1.00 on October 31, 2016, Won 1,168.5 to US$1.00 on November 30, 2016, Won 1,208.5 to US$1.00 on December 30, 2016, Won 1,157.8 to US$1.00 on January 31, 2017 and Won 1,151.0 to US$1.00 on February 20, 2017.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$72.1 billion in the first nine months of 2016. The current account surplus in the first nine months of 2016 decreased from the current account surplus of US$79.5 billion in the corresponding period of 2015, primarily due to a decrease in surplus from the income account and an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$72.1 billion in the first nine months of 2016. Exports decreased by 8.5% to US$363.1 billion in the first nine months of 2016 from US$396.7 billion in the corresponding period of 2015, primarily due to decreased exports of cars, information technology devices and flat panel displays. Imports decreased by 10.6% to US$295.3 billion in the first nine months of 2016 from US$330.2 billion in the corresponding period of 2015, primarily due to decreases in oil and gas prices, which led to a decrease in unit prices of major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$374.0 billion as of January 31, 2017.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-203739.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The 2020 Notes are initially limited to US$500,000,000 aggregate principal amount, and the 2022 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2020 Notes will mature on February 27, 2020 (the “2020 Notes Maturity Date”), and the 2022 Notes will mature on February 27, 2022 (the “2022 Notes Maturity Date”, and together with the 2020 Notes Maturity Date, the “Floating Rate Notes Maturity Dates”). The 2020 Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.45% per annum, and the 2022 Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.705% per annum, in each case payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year (each a “Floating Rate Notes Interest Payment Date”), beginning on May 27, 2017. Interest on the Floating Rate Notes will accrue from February 27, 2017. If any Floating Rate Notes Interest Payment Date or any Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or that Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the

London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including February 27, 2017 to but excluding the first Floating Rate Notes Interest Payment Date and each successive period from and including a Floating Rate Notes Interest Payment Date to but excluding the next Floating Rate Notes Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$500,000,000 aggregate principal amount and will mature on February 27, 2022 (the “Fixed Rate Notes Maturity Date”). The Fixed Rate Notes will bear interest at the rate of 2.625% per annum, payable semi-annually in arrears on February 27 and August 27 of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on August 27, 2017. Interest on the Fixed Rate Notes will accrue from February 27, 2017. If any Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of the issuer. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 21, 2017 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2020 Notes		Principal Amount of the 2022 Notes		Principal Amount of the Fixed Rate Notes
ANZ Securities, Inc.	US$	71,428,000	US$	71,428,000	US$	71,428,000
Citigroup Global Markets Inc.		71,432,000		71,432,000		71,432,000
Commerz Markets LLC		71,428,000		71,428,000		71,428,000
Crédit Agricole Corporate and Investment Bank		71,428,000		71,428,000		71,428,000
Credit Suisse Securities (USA) LLC		71,428,000		71,428,000		71,428,000
KDB Asia Limited		71,428,000		71,428,000		71,428,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		71,428,000		71,428,000		71,428,000

	US$	500,000,000	US$	500,000,000	US$	500,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 2020 Notes is US$498,500,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2020 Notes offering are estimated to be US$70,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2020 Notes.

The amount of net proceeds from our 2022 Notes is US$498,500,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2022 Notes offering are estimated to be US$70,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2022 Notes.

The amount of net proceeds from our Fixed Rate Notes is US$495,945,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$70,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 27, 2017, which we expect will be the fourth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement, because the Notes will initially settle in T+4, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been, or will be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or, (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 29, 2016 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 10, 2017. On February 17, 2017, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
2020 Notes	US500630CM82	500630 CM8	157232720
2022 Notes	US500630CN65	500630 CN6	157232061
Fixed Rate Notes	US500630CP14	500630 CP1	157232088

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko Seyang Building 39, Sajik-ro 8-gil, Jongno-gu Seoul 03170 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542